                                 CONFORMED COPY


                      DATED          6 APRIL          2000
                      ------------------------------------





         (1)      W-A THOMPSON, D T THOMPSON AND OTHERS



         (2)      TRANSWORLD HEALTHCARE (UK) LIMITED





                   ------------------------------------------

                                 SHARE SALE AND
                               PURCHASE AGREEMENT
                                 CONFORMED COPY

                   ------------------------------------------













                               STEPHENSON HARWOOD
                            ONE, ST PAUL'S CHURCHYARD
                                 LONDON EC4M 8SH
                               TEL: 020 7329 4422
                               FAX: 020 7606 0822
                                  REF: 815/943


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                                    CONTENTS
                                                                        PAGE


1        Definitions and Interpretation...................................1

2        Sale of Shares...................................................8

3        Earn-Out.........................................................9

4        Pre-Tax Profits.................................................14

5        Warranties......................................................16

6        Completion......................................................18

7        Sellers' Guarantees.............................................21

8        Competition.....................................................22

9        Ancillary Provisions............................................23
         9.1      Confidential Information...............................23
         9.3      Further Assurances.....................................24
         9.4      Assignment.............................................24
         9.5      Severability...........................................25
         9.6      Costs and expenses.....................................25
         9.7      Entire agreement.......................................25
         9.8      Announcements..........................................25
         9.9      Non-merger.............................................26
         9.10     Counterparts...........................................26
         9.11     Notices................................................26
         9.12     Governing law..........................................28

Schedule 1...............................................................29
            Part 1.......................................................29
            The Sellers..................................................29

Schedule 1...............................................................31
            Part 2.......................................................31
            Details of the Company.......................................31

Schedule 2...............................................................32
            Part 1.......................................................32
            Warranties...................................................32

Schedule 2...............................................................63
            Part 2.......................................................63
            Limitations..................................................63


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Schedule 2...............................................................67
            Part 3.......................................................67
            Buyer's Warranties...........................................67

Schedule 3...............................................................69
            Part I.......................................................69
            UK Premises..................................................69

Schedule 4...............................................................71
            Tax Deed.....................................................71


1        Definitions And Interpretation..................................71

2        Covenant........................................................73

3        Limitations to the Covenant.....................................75

4        Claims Procedures...............................................77

5        Payments........................................................79

6        Recoveries......................................................80

7        Joint and Several Obligations...................................81

8        Assignment......................................................81

9        General.........................................................81

Schedule 5...............................................................84
            Accounting Policies..........................................84


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                      DATED:        6 APRIL         2000

BETWEEN:

(1)      The several  persons  whose names and  addresses  are set out in column
         (1) of part 1 of schedule 1 (the "SELLERS"); and


(2) TRANSWORLD HEALTHCARE (UK) LIMITED a company incorporated in England and Wales with registered number 3370146, having its registered office at Balderton Hall, South Drive, Newark, Nottinghamshire NG24 3TR (the "BUYER")

1        DEFINITIONS AND INTERPRETATION

         In this Agreement unless inconsistent with the context or otherwise specified:-

         1.1      the following expressions have the following meanings:-

                  "ACCOUNTS"           :   the audited financial statements of
                                           the Company comprising the profit and
                                           loss account of the Company for the
                                           accounting period ended on 28
                                           November 1999 and the audited balance
                                           sheet of the Company as at the
                                           Balance Sheet Date together with the
                                           notes on such financial statements,
                                           director's report and auditors
                                           certificate;

                  "ACCOUNTS"           :   means financial statements of the
                                           Company, comprising the balance sheet
                                           of the Company, the balance sheet and
                                           profit and loss account of the
                                           Company together with the notes
                                           thereon as at and for the financial
                                           period specified;

                  "2000 ACCOUNTS"      :   means the accounts as at and for the
                                           12 month period ending on 3 December
                                           2000 prepared in accordance with
                                           clause 4;

                  "2001 ACCOUNTS"      :   means the accounts as at and for the
                                           12 month period ending on 2 December
                                           2001 prepared in accordance with
                                           clause 4;

                  "THIS AGREEMENT"     :   this agreement (and the schedules to
                                           it), as varied from time to time
                                           pursuant to its terms;

                  "AUDITORS"           :   means the auditors from time to time
                                           of the Buyer;

                  "AVERAGE GROWTH"     :   means the average growth in Pre-Tax
                                           Profits over two years calculated by
                                           adding together the per centage
                                           growth in Pre-Tax Profits in respect
                                           of the 2000 Pre-Tax Profits as
                                           against the Pre-Tax Profits for the
                                           period ended 28 November 1999 (deemed
                                           Pre-Tax Profits for such period
                                           being(pound)1,100,000) and in respect
                                           of 2001 Pre-Tax Profits as against
                                           the 2000 Pre-Tax Profits and dividing
                                           the resulting figure by two;

                  "BALANCE SHEET DATE" :   28 November 1999;

                  "BUSINESS IP"        :   all Intellectual Property used by the
                                           Company in its business;

                  "BUYER'S GROUP"      :   the group of companies comprising the
                                           Buyer and any company which is for
                                           the time being a subsidiary of the
                                           Buyer and "BUYER'S GROUP MEMBER"
                                           means any one of them;

                  "BUYER'S SOLICITORS" :   Ashurst Morris Crisp of Broadwalk
                                           House, 5 Appold Street, London EC2A
                                           2HA and any successor firm;

                  "COMPANY"            :   Nightingale Nursing Bureau Limited,
                                           brief particulars of which are set
                                           out in part 2 of schedule 1;

                  "COMPLETION"         :   completion of the sale and purchase
                                           of the Shares in accordance with
                                           clause 6;

                  "COMPUTER SYSTEMS"   :   the computer hardware, firmware and
                                           peripherals belonging to or used by
                                           the Company and all material computer
                                           programs, operating systems and



                                       2
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                                           other software licensed to the
                                           Company or used by the Company or
                                           resident on any Company computer
                                           equipment in combination with one
                                           another;

                "CONFIDENTIAL INFORMATION" all information, trade secrets and know-how relating to the Company's
                                           business, financial or other affairs
                                           (including future plans and targets
                                           of the Company) which is not in the
                                           public domain;

                "CONSIDERATION SHARES" :   the 1,050,000 A1 ordinary shares of
                                           five pence each in the capital of the
                                           Buyer to be issued pursuant to clause
                                           3;

                "DEFERRED CONSIDERATION:   means the dates set out for payment
                                           of the Deferred

                PAYMENT DATES"             Consideration in clause 3.7;

                "DEFERRED CONSIDERATION":  means together the sums payable pursuant to clause 3;

                "DISCLOSURE LETTER"     :  the letter of the same date as the
                                           date of this Agreement from the
                                           Sellers to the Buyer disclosing
                                           certain exceptions to the Warranties;

                "EARN-OUT ACCOUNTS"     :  means one or both of the 2000 and
                                           2001 Accounts (as the context may
                                           require);

                "ENCUMBRANCE"           :  any mortgage, charge (fixed or
                                           floating), pledge, lien,
                                           hypothecation, trust, right of
                                           set-off or other third party right or
                                           interest (legal or equitable)
                                           including any right of pre-emption,
                                           assignment by way of security,
                                           reservation of title or any other
                                           security interest of any kind
                                           howsoever created or arising or any
                                           other agreement or arrangement
                                           (including a sale and repurchase
                                           arrangement) having similar effect;

                "ESCROW ACCOUNT"         : means an account in the joint names
                                           of the Buyer's Solicitors and the
                                           Sellers' Solicitors opened and


                                       3
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                                           operated in accordance with the
                                           Escrow Instruction letter;

             "ESCROW INSTRUCTION LETTER" : means the instruction letter from the
                                           Buyer and the Sellers to the Buyer's
                                           Solicitors and the Sellers'
                                           Solicitors in the agreed form;

             "GROWTH"                    : means the growth in Pre-Tax Profits
                                           as compared with the previous
                                           financial period, which in the case
                                           of the 2000 Pre-Tax Profits will be
                                           the period to 28 November 1999 (in
                                           respect of which Pre-Tax Profits will
                                           be deemed to be(pound)1,100,000) and
                                           in the case of the 2001 Pre-Tax
                                           Profits will be the 2000 Pre-Tax
                                           Profits;

             "GUARANTEE"                 : the guarantees, details of which are
                                           listed at paragraph 13.3 of the
                                           specific disclosures in the
                                           Disclosure Letter;

             "HOMECARE BUSINESS"         : the business of providing nursing
                                           support to individuals at home
                                           carried on by the Company;

             "ICTA"                      : the Income and Corporation Taxes Act
                                           1988;

             "INTELLECTUAL PROPERTY      : copyright, patents, registered and
                                           unregistered trade and service marks,
                                           trade names, domain names, registered
                                           and unregistered design rights,
                                           semiconductor topography and chip
                                           design rights, know-how, trade
                                           secrets, confidential and proprietary
                                           information and other intellectual
                                           property rights and rights of a
                                           similar nature in any jurisdiction
                                           and applications and registrations
                                           for and extensions and renewals of
                                           such rights in any jurisdiction;

             "MANAGEMENT ACCOUNTS"       : Management accounts for the period
                                           from 30 November 1998 to 28 February
                                           2000, in the agreed form;

         "NON-CONTRACT CLIENT     :  the business of supplying temporary nursing
          BUSINESS"                  staff to hospitals under the Company's
                                     standard terms and conditions carried
                                     on by the Company;

         "PARTIES"                :  the parties to this  Agreement; and "PARTY"
                                     means any of them;

         "PERMIT"                 :  a permit, licence, consent, approval,
                                     certificate, registration and all other
                                     authorisations necessary in any
                                     jurisdiction for the proper and efficient operation of the Company's business;

         "PREMISES"               :  the premises specified in schedule 3;

         "PRE-TAX PROFITS"        :  means the net profits on ordinary
                                     activities of the Company before deducting
                                     United Kingdom corporation tax (excluding, for the avoidance of doubt, profits and losses of a capital nature) for the financial period in question as drawn from the relevant Earn-Out Accounts and agreed or determined as such pursuant to clause 4;

         "1999 PRE-TAX PROFITS"    : means the Pre-Tax Profits in respect of the
                                     12 month period ended 28 November 1999
                                     which shall be deemed to be
                                     (pound)1,100,000;

         "2000 PRE-TAX PROFITS"    : means the Pre-Tax Profits in respect of the
                                     12 month period ending 3 December 2000;

         "2001 PRE-TAX PROFITS"    : means the Pre-Tax Profits in respect of the
                                     12 month period ending 2 December 2001;

         "PRICE"                   : the sum of(pound)9,651,000 and the Deferred
                                     Consideration (if any);

         "RELATED PERSON"          : shall be in relation to one person a person
                                     connected with that person in accordance with section 839 of


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

                                     ICTA except that in construing section 839, "control" has the meaning given by Section 840 or Section 416 ICTA so that there is control whenever Section 840 or 416 ICTA requires);

         "SELLERS"                 : the several persons whose names and
                                     addresses are set out in column (1) of part
                                     1 of schedule 1;

         "SELLERS' ACCOUNT"        : means the account in the name of Stephenson
                                     Harwood Client No. 2 Account number
                                     20341109 at The Royal Bank of Scotland PLC,
                                     London City Office Branch, (Bank Sort Code
                                     15-10-00);

         "SELLERS' REPRESENTATIVE" : means Wendy Thompson or such other person as may be appointed from time to time by service of a notice in writing on the Buyer specifying such other person duly signed by persons who are entitled to a majority of the Deferred Consideration;

         "SELLERS' SOLICITORS"     : Stephenson Harwood of One St Paul's
                                     Churchyard, London EC4M 8SH and any
                                     successor firm;

         "SHARES"                  : all of the issued shares in the capital of
                                     the Company;

         "SOLE AGENCY BUSINESS"    : the business of supplying nursing staff to
                                     hospitals under sole agency agreements
                                     carried on by the Company;

         "TARGET RETURN"           : means in relation to the 2000 Pre-Tax
                                     Profits (pound)1,320,000 and in relation to the 2001 Pre-Tax Profits (pound)1,584,000;

         "TAX AUTHORITY"           : any local, municipal, governmental, state,
                                     federal or other fiscal or revenue
                                     authority, body or official anywhere in the world (which shall include reference to customs and excise authorities) competent to impose Taxation;



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

         "TAX DEED"                : the deed to be entered into between (1) the
                                     Sellers and (2) the Buyer in the form set out in schedule 4;

         "TCGA"                    : the Taxation of Chargeable Gains Act 1992;

         "TMA"                     : the Taxes Management Act 1970;

         "VAT"                     : value added tax;

         "VATA 1994"               : the Value Added Tax Act 1994;

         "WARRANTIES"              : the warranties set out in part 1 of
                                     schedule 2;

         "WORKING DAY"             : any week day (except Saturdays and public
                                     holidays);

         1.2 references to clauses and schedules are to clauses of and the schedules to this Agreement;

         1.3      words importing gender include each gender;

         1.4 references to persons include bodies corporate, firms and unincorporated associations;

         1.5      the singular includes the plural and vice versa;

         1.6 clause headings are included for the convenience of the Parties only and do not affect its interpretation;

         1.7 references to statutory provisions shall be construed as references to those provisions as respectively amended, consolidated, extended or re-enacted from time to time and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute (except to the extent that any amendment, consolidation, extension or re-enactment of any statutory provision or the making of any subordinate legislation in each case after the date of this Agreement would increase the Seller's liability under this Agreement);

         1.8 the expressions "TAXATION" and "TAX" have the meanings given to them in clause 1 of the Tax Deed;

         1.9 the expression "COMPANY" has the same meaning as in the definition in section 735 of the Companies Act 1985, the expressions "DIRECTOR" and "SHADOW DIRECTOR" have the respective meanings given to them by section 741 of the Companies Act 1985 and the provisions of sections 736 and 736A of the Companies Act 1985 apply in determining whether one company is a subsidiary or holding company of another;

         1.10 the expression "DISCLOSED" means fairly disclosed to the Buyer in or by the Disclosure Letter;

         1.11 a reference to an SSAP means a Statement of Standard Accounting Practice published by the Institute of Chartered Accountants in England and Wales or a Financial Reporting Standard adopted or issued by the Accounting Standards Board;

         1.12 where a statement is qualified by the expression "SO FAR AS THE SELLERS ARE AWARE" or "TO THE BEST OF THE KNOWLEDGE, INFORMATION AND BELIEF OF THE SELLERS", or any similar expression, that statement shall be deemed to be made on the basis that the Sellers' have made all reasonable enquiries to ascertain the relevant facts of each other and of Jan Baum, Shirley McDonnell and Cathy Bouvy; and

         1.13 the expression "IN THE AGREED TERMS" means in relation to any document, in the form agreed between the Parties and for the purposes of identification, signed on the date of this Agreement by the Buyers' Solicitors and the Sellers' Solicitors.

2        SALE OF SHARES

         2.1 Subject to the terms of this Agreement and for the consideration appearing in it, the Sellers shall sell with full title guarantee and the Buyer shall buy the Shares free from Encumbrances and together with all rights and benefits now and hereafter attaching or accruing to them and all dividends and distributions declared, made or paid after the Balance Sheet Date.

         2.2 Each of the Sellers waives or agrees to procure the waiver of any rights or restrictions conferred upon them or any other person which may exist in relation to the Shares under the Articles of Association of the Company or otherwise.

         2.3 The Buyer shall not be obliged to complete the purchase of any of the Shares unless the Sellers complete the sale of all the Shares simultaneously, but completion of the purchase of some Shares shall not affect the rights of the Buyer with respect to its rights to the other Shares.

3        EARN-OUT

         3.1 The consideration for the sale of the Shares shall be the aggregate of:-

                  3.1.1 the sum of(pound)9,651,000 to be satisfied at Completion as to(pound)8,601,000 in cash allocated between the Sellers in the amounts set out against each of the Sellers' names under the heading "Cash ((pound))" in column 6 of schedule 1, part 1 in cleared and immediately available funds for same day value by telegraphic transfer to the Sellers' Account and as to(pound)1,050,000 by the allotment and issue to the Sellers of such numbers of Consideration Shares as are set out against each of the Sellers' names under the heading "Shares" in column 6 of schedule 1, part 1 at a price of(pound)1.00 per share credited as fully paid and save as set out in the Articles of Association of the Buyer ranking pari passu with the existing issued ordinary shares of 5p each in the capital of the Buyer; and

                  3.1.2 an additional sum of up to (pound)3,500,000 in aggregate Deferred Consideration dependent upon the 2000 Pre-Tax Profits and the 2001 Pre-Tax Profits on the basis and subject to the terms and conditions set out in this clause 3.

         3.2 Subject as set out in this clause 3 and in particular clause 3.6, the sum of (pound)1,500,000 shall be payable to the Sellers by way of Deferred Consideration if the 2000 Pre-Tax Profits are at least (pound)1,320,000.

         3.3 Subject as set out in this clause 3 and in particular clause 3.6, the sum of (pound)1,500,000 shall be payable to the Sellers by way of Deferred Consideration if the 2001 Pre-Tax Profits are at least (pound)1,584,000.

         3.4 If the Target Return is achieved in respect of both the 2000 Pre-Tax Profits and the 2001 Pre-Tax Profits then Deferred Consideration of up to (pound)500,000 in aggregate may be payable to the Sellers in addition to the sums payable pursuant to clauses 3.2 and 3.3, the amount of such additional sum shall be calculated in accordance with 3.4.1.

                  3.4.1 If the considerations in clause 3.4 are satisfied, the Average Growth shall be calculated and additional consideration shall be payable to the Sellers in the following amounts:-

                           (a) of(pound)100,000 in aggregate if the Average Growth is equal to or greater than 23 per cent and less than 24 per cent; or

                           (b) of(pound)300,000 in aggregate if the Average Growth is equal to or greater than 24 per cent and less than 25 per cent; or

                           (c) of(pound)500,000 in aggregate if the Average Growth is equal to or greater than 25 per cent;

                           if the Average Growth is less than 23 per cent no further Deferred Consideration shall be payable.

         3.5 If the Target Return has not been achieved in respect of both the 2000 Pre-Tax Profits and the 2001 Pre-Tax Profits none of clauses 3.2, 3.3 and 3.4 shall be applicable and any payment of Deferred Consideration shall be calculated on the basis of the Average Growth. The Deferred Consideration shall be payable (if at all) in the following sums:

                  3.5.1 of (pound)1,000,000 in aggregate if the Average Growth is equal to or greater than 18 per cent and less than 18.5 per cent; or

                  3.5.2 of (pound)1,500,000 in aggregate if the Average Growth is equal to or greater than 18.5 per cent and less than 19 per cent; or

                  3.5.3 of (pound)2,000,000 in aggregate if the Average Growth is equal to or greater than 19 per cent and less than 19.5 per cent; or

                  3.5.4 of (pound)2,500,000 in aggregate if the Average Growth is equal to or greater than 19.5 per cent and less than 20 per cent;

                  if the Average Growth is less than 18 per cent no Deferred Consideration shall be payable to the Sellers.

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

         3.6      3.6.1    If the Target Return is achieved in respect of
                           either but not both of the 2000 Pre-Tax Profits or the 2001 Pre-Tax Profits then the Deferred
                           Consideration shall be payable to the Sellers as set out in this clause 3.6.

                  3.6.2 If the Target Return is not achieved in respect of the 2000 Pre-Tax Profits:-

                           (a) there shall be no Deferred Consideration payable pursuant to clauses 3.2 or 3.4;

                           (b) whether or not the Target Return is achieved in respect of the 2001 Pre-Tax Profits there shall be no Deferred Consideration payable pursuant to clause 3.3;

                           (c) the Average Growth shall then be calculated and using the Average Growth figure there shall be calculated and payable to the Sellers the amount that would be payable pursuant to clause 3.5 if the Deferred Consideration fell to be calculated pursuant to that clause save that Deferred Consideration of (pound)3,000,000 shall be payable in aggregate if the Average Growth is equal to or greater than 20 per cent.

                  3.6.3 If the Target Return is achieved in respect of the 2000 Pre-Tax Profits but the Target Return is not achieved in respect of the 2001 Pre-Tax Profits:-

                           (a) Deferred Consideration shall be payable in accordance with the terms of clause 3.2;

                           (b) there shall be no Deferred Consideration payable pursuant to clause 3.3;

                           (c) if the 2001 Pre-Tax Profits are less than (pound)1,478,400 no additional Deferred Consideration shall be payable and the Sellers' Consideration Shares shall convert into deferred shares in accordance with article 34.1 of the articles of association of the Buyer unless the sum of (pound)1,500,000 shall be paid in immediately available funds by the Sellers to the Buyer within twenty one days of determination of the 2001 Pre-Tax Profits in accordance with clause 4;

                           (d) if the 2001 Pre-Tax Profits are equal to or more than(pound)1,478,400 the Average Growth shall then be calculated and using the Average Growth figure there shall be calculated the amount that would be payable pursuant to Clause 3.5 if the Deferred Consideration fell to be calculated pursuant to that clause save that Deferred Consideration of (pound)3,000,000 shall be payable in aggregate if Average Growth is equal to or greater than 20 per cent and if the amount so calculated is greater than the amount paid pursuant to Clause 3.6.3(a) above the excess shall be paid to the Sellers.

         3.7 Any amounts payable pursuant to clauses 3.1 to 3.6 shall be paid within fifteen Business Days after the date on which the relevant Pre-Tax Profits shall be agreed or determined pursuant to clause 3 and shall be satisfied in cash to be allocated between the Sellers in the proportions set out against each of the Sellers' names in column 7 of schedule 1, part 1. Provided that, subject to the Pre-Tax Profits having been determined in accordance with clause 4, such amounts shall be paid no later than 6 months after the end of the relevant financial period.

         3.8 Any payment of cash pursuant to clauses 3.1 to 3.6 shall be made by means of telegraphic transfer (or such other means as the Sellers' Representative and Buyer shall agree in writing) on the Deferred Consideration Payment Date to the Sellers' Account and receipt of such sum shall be good discharge to the Buyer.

         3.9 The Sellers' Representative is irrevocably authorised to act on behalf of the Sellers for the purpose of giving any consent or approval pursuant to or approving any amendment of any of the provisions of this agreement relating to or having a bearing on the calculation of the amount of the Deferred Consideration or resolving with the Buyer any dispute as to the interpretation of this agreement relating to or having a bearing on the same.

         3.10 Each of Belinda Burgess and Wendy Thompson agree not to transfer the Consideration Shares (or any shares deriving therefrom) prior to 6 April 2002 unless, subject as set out in this clause, prior to such date a listing for such Shares (or any shares deriving therefrom) has been obtained when, if the Consideration Shares have converted into ordinary shares in accordance with Article 34.1 of the Articles of Association of the Buyer they shall be free to sell such shares. If such Shares shall not have converted into ordinary shares a third party on-market sale of the Consideration Shares may be made provided that arrangements reasonably satisfactory to the Buyer are made to ensure that an amount equal to the purchase price to be paid by the transferee of any shares to be transferred and held by Wendy Thompson or Belinda Burgess is paid into the Escrow Account. At such time as there is (pound)1,500,000 in aggregate in the Escrow Account there shall be no further restrictions upon the transfer of Consideration Shares by Wendy Thompson or Belinda Burgess other than those set out in the Articles or clause 3.12. All sums held in the Escrow Account shall be released to the Sellers when such Shares would otherwise have converted into ordinary shares under
                  Article 34.1 \(a) and (b) of the Buyer's Articles of Association. Sums held in the Escrow Account shall be released to the Buyer in circumstances where clause 3.6.3 applies and the sum of (pound)1,500,000 referred to in clause 3.6.3 has not been paid to the Buyer in which case sums held in the Escrow Account, to the extent required to satisfy such sum, shall be released to the Buyer. Interest shall follow principal.


         3.11 For the purposes of this clause the following shall constitute a transfer of shares in the Buyer:-

                  (a) any direction (by way of renunciation or otherwise) by a holder entitled to an allotment or transfer of shares that a share be allotted or issued or transferred to some person other than himself; or

                  (b) any sale or other disposition of any legal or equitable interest in the share (including any voting right attached to it)

                           (i)      whether or not by the relevant holder;

                           (ii)     whether or not for consideration; and

                           (iii) whether or not effected by an instrument in writing.

         3.12 Each of Belinda Burgess and Wendy Thompson agree to enter into such reasonable and customary restrictions in relation to the Consideration Shares (or any shares deriving therefrom) held by them following a listing as any investment bank, sponsor or similar entity engaged by the Buyer or other member of the Buyer's group or any holding company of the Buyer shall request on a listing of any or all of the shares of the Buyer (or other member of the Buyer's Group or any holding company of the Buyer on any stock exchange).

4        PRE-TAX PROFITS

         4.1 For the purpose of determining the Pre-Tax Profits the Buyer shall cause the Company to prepare and deliver to each party and the Auditors, as soon as practicable following the end of the period to which the relevant Earn-Out Accounts relate, but in any event within 60 days after such date, draft Earn-Out Accounts. The Earn-Out Accounts shall be prepared in accordance with Schedule 5 and the Companies Acts 1985 to 1989 (as amended).

         4.2 Immediately following preparation of the relevant draft Earn-Out Accounts by the Company, the Buyer shall instruct the Auditors to review the same and to determine the Pre-Tax Profits for the relevant period as soon as possible and in any event not later than 90 days after the end of the period to which the relevant Earn-Out Accounts relate.

         4.3 Immediately following the Auditors' determination of the relevant Pre-Tax Profits, there shall be supplied to the Buyer and the Sellers' Representative a statement of the relevant Pre-Tax Profits determined by the Auditors together with the draft Earn-Out Accounts and such supporting documentation as is necessary to enable the Sellers to review each of them. The Buyer and the Sellers' Representative shall have a period of 30 days (the "PROFIT AGREEMENT PERIOD") in which to review and agree or dispute the Auditors' determination of the relevant Pre-Tax Profits.

         4.4 The Auditors' determination of the relevant Pre-Tax Profits shall in the absence of the service of a notice within the Profit Agreement Period by either Party on the other disputing the amount so determined be deemed to constitute the final and binding agreement between the Sellers and the Buyer as to the amount thereof.

         4.5 In the event that the relevant Pre-Tax Profits have not been agreed by the termination of the Profit Agreement Period the determination of the Pre-Tax Profits shall be referred to an independent firm of chartered accountants (the "EXPERT") appointed by agreement between the Sellers' Representative and Buyer or, in default of agreement on such appointment within ten Business Days of the expiry of the Profit Agreement Period, on the application of either the Buyer or the Sellers'

                  Representative, by the President for the time being of the Institute of Chartered Accountants in England and Wales, or his duly appointed deputy. In making such determination the Expert shall act as an expert and not as an arbitrator and his decision shall (in the absence of manifest error (and the Expert shall give reasons for his determination)) be final and binding on the Parties. Each Party shall bear the costs and expenses of all counsel and other advisers, witnesses and employees retained by it and the costs and expenses of the Expert shall be borne by the Parties in the proportions he may direct or, in the absence of direction, equally. Subject to any rule of law or of any regulatory body or any provision of any contract or arrangement entered into prior to the date of this Agreement to the contrary, the Buyer shall afford as soon as reasonably practicable upon request to the Sellers and their agents and to the Expert all facilities and access to the Company's premises, books, accounts, records, returns and other documents as may be in the Company's possession or control as may be required by the Expert to make his determination.

         4.6 The Buyer hereby covenants with the Sellers that during the period commencing on the date hereof and ending on 2 December 2001 the business of the Company as carried on prior to the date hereof shall be carried on and developed solely within the Company without prejudice to the Buyer's ability to run and develop its existing business (including without limitation its existing operations in the Greater London area) and to acquire similar or competing businesses.

         4.7 The Sellers agree with the Buyer (on behalf of itself and on behalf of the Company) to pay to the Buyer the amount of any sums paid pursuant to clause 4.7.1 and 4.7.2 and to keep the Buyer and the Company fully indemnified against any cost, liabilities or expenses associated with or arising from:-

                  4.7.1 any costs, sums or expenses paid by or payable by the Company and associated with or relating to the sale and purchase, including any management bonuses (other than normal Christmas bonuses and bonuses of (pound)9,206 and AUS$1,527 to Jan Baum and Cathy Bouvy respectively); or

                  4.7.2 arising from any payment, sale, transfer, gift, distribution or other similar or like payment made other than in the ordinary course of trading on or after 28 November 1999 or arising from a breach of warranties 11.3, 11.5, 11.6, 11.7 or 11.8.

5        WARRANTIES

         5.1 The Sellers warrant to the Buyer in the terms set out in part 1 of schedule 2.

         5.2      Each of the Warranties set out in each paragraph of part 1 of schedule 2 is separate and independent and shall not be limited by the terms of any of the other Warranties or any other term of this agreement.

         5.3      The Warranties are given subject to the matters disclosed.

         5.4 Without prejudice to the Buyer's duty to mitigate its loss, the Sellers' liability in respect of any claim under the Warranties shall be limited as provided in part 2 of schedule 2.

         5.5 The Buyer acknowledges that it has not entered into this Agreement in reliance upon any representation or warranty other than the Warranties. Save for the warranties and indemnities set out in this Agreement and the Tax Deed or as required by statute, all representations and warranties, express or implied, statutory or otherwise, in respect of the Company and/or any business or assets of the Company are expressly excluded. Without prejudice to the foregoing the Buyer irrevocably and unconditionally waives any right it may have to claim rescission for misrepresentation whether or not contained in this Agreement, or damages for breach of any warranty not contained in this Agreement or the Tax Deed unless such misrepresentation or warranty was made fraudulently.

         5.6 Any information supplied by or on behalf of the Company to or on behalf of any or all of the Sellers in connection with the Warranties, the Disclosure Letter or otherwise in relation to the business and affairs of the Company shall not constitute a representation or warranty or guarantee as to the accuracy thereof by the Company and each of the Sellers undertakes to the Buyer that it will not bring any and all claims which it might otherwise have against the Company or any of its respective directors, employees, agents or advisers in respect thereof.

         5.7 Without restricting the rights of the Buyer or the ability of the Buyer to claim damages on any basis available to it if the Sellers are in breach of any of the Warranties the Seller shall pay to the Buyer the amount necessary to put the Company into the position which would have existed if the said Warranties had not been breached together with all reasonable costs and expenses incurred by the Buyer and the Company as a result of such breach.

         5.8 Each of Wendy-Anne Thompson and David Theodore Thompson (the "TRUSTEES") the Trustees of the Wendy Thompson 1998 Settlement and the Doctor D.T. Thompson Bare Trust for Olivia Burgess (the "TRUSTS") undertakes in relation to the Trusts from the date of this Agreement until whichever is the later of:-

                  5.8.1    two years after the date hereof; or

                  5.8.2 if before the expiry of such two year period notice of any claim hereunder or under the Tax Deed has been given to him in his capacity as a Trustee the date upon which all such claims shall have been settled in full or withdrawn or finally dismissed;

                           such Trustee will not:

                  5.8.3 without the prior written consent of the Buyer (such consent not to be unreasonably withheld) mortgage charge or pledge any assets of the relevant Trust or use such assets in any other way as security for any borrowings (whether of the Trustees or any other person);

                  5.8.4 distribute such assets of the relevant Trust (whether by way of outright transfer loan or otherwise) to beneficiaries of the relevant Trust who are not themselves Sellers without the consent of the Buyer.

                           For the avoidance of doubt, the word "ASSETS" as used in this clause is not intended to include any income arising thereon.

         5.9 In the event that any of the Trustees (the "RETIRING TRUSTEE" which expression shall where the context permits include any New Trustee as defined below) shall retire as a trustee of either Trust he hereby undertakes with the Buyer immediately prior to his so retiring to obtain from any person or persons replacing him (the "NEW TRUSTEE") a covenant to the Buyer and the Retiring Trustee to be bound by this agreement and all the obligations of the Retiring Trustee hereunder in place of the Retiring Trustee and on the giving of such a covenant by the New Trustee the Retiring Trustee shall (except in relation to any claim notice of which has previously been given) thereupon be discharged from all or any liability under this agreement or under the Tax Deed.

         5.10 Any Retiring Trustee who retires without the appointment of a New Trustee in his place shall continue to be liable under this Agreement to the same extent as if he had continued to be a Trustee until a New Trustee is appointed in place of the Retiring Trustee and gives a covenant to be bound by this Agreement and all the obligations of the Retiring Trustee hereunder in place of the Retiring Trustee.

         5.11 The personal representatives of any Trustee who shall have been the last surviving trustee of either Trust (the "DECEASED TRUSTEE") shall be liable under this Agreement to the same extent as the Deceased Trustee would have been if he were alive until a new trustee or trustees is appointed in place of the Deceased Trustee and gives a covenant to the Buyer and the personal representatives of the Deceased Trustee to be bound by this agreement and all the obligations of the Deceased Trustee hereunder in place of the Deceased Trustee.

         5.12 The Buyer warrants to the Sellers in the terms set out in Part 3 of Schedule 2.

         5.13 The aggregate liability of the Buyer in respect of all claims made on it under clause 5.12 shall not exceed(pound)1,050,000;

6        COMPLETION

         6.1 Completion shall take place at the offices of the Sellers' Solicitors immediately after the signing of this Agreement (or at such other place and time as shall be mutually agreed between the Parties) when the events set out in clauses 6.2 to
                  6.6 (inclusive) shall take place.

         6.2      The Sellers shall cause to be delivered to the Buyer:-

                  6.2.1 transfers in common form in respect of the Shares duly executed by the respective registered holders in each case in favour of the Buyer (or as it may direct) accompanied by the relative certificates;

                  6.2.2 the certificate of incorporation, the common seal and the statutory books of the Company;

                  6.2.3 the agreed list of deeds and other documents relating to the Premises;

                  6.2.4 a counterpart of the Tax Deed duly executed by the Sellers;

                  6.2.5 duly executed agreements for the provision of services (in the agreed terms) in respect of Wendy Thompson and Belinda Burgess; and

                  6.2.6    the resignation letters referred to in clause 6.4.

         6.3 The Sellers shall procure the passing of board resolutions of the Company:-

                  6.3.1 approving for registration the transfers referred to in clause 6.2.1 (subject to their being duly stamped);

                  6.3.2 appointing such persons as the Buyer may nominate as directors of the Company;

                  6.3.3 appointing such person as the Buyer may nominate as secretary of the Company;

                  6.3.4 resolving that the Company enter the agreements for the provision of services referred to in clause 6.2.5;

                  6.3.5 revoking all mandates to bankers and giving authority in favour of the directors appointed under clause
                           6.3.2 or such other persons as the Buyer may nominate to operate the bank accounts thereof; and

                  6.3.6 changing the accounting reference date of the Company to 30 September, the first such accounting period ending 30 September 2000.

         6.4      The Sellers shall:-

                  6.4.1 cause such of the directors of the Company as the Buyer shall require to resign from their directorships in and all offices of profit under the Company without any payment under the Employment Rights Act 1996 or otherwise and shall deliver to the Buyer their written resignations containing an acknowledgement by deed signed by each of them that he has no claim against the Company for compensation for loss of office or termination of employment or otherwise (except only for any accrued remuneration and expenses remaining to be reimbursed, details of which are set out in the Disclosure Letter);

                  6.4.2 cause the secretary of the Company to resign from such office and from all other offices of profit under the Company without any payment under the Employment Rights Act 1996 or otherwise and shall deliver to the Buyer her written resignation containing an acknowledgement by deed in the terms set out in clause 6.4.1; and

                  6.4.3 procure the resignation without compensation of any nature of the auditors of the Company and shall deliver to the Buyer a copy of the auditors' written resignation containing both an acknowledgement that they have no claim for compensation for loss of office, professional fees or otherwise, and a statement expressed to be for the purposes of section 394(1) of the Companies Act 1985 that there are no circumstances connected with their resignation which they consider should be brought to the notice of the members or creditors of the Company, the original of the written resignation having been deposited at the registered office of the Company.

         6.5      The Sellers shall procure that at Completion:-

                  6.5.1 there are repaid all sums (if any) owing to the Company by the Sellers or any Related Person except those arising in the ordinary course of trade and whether or not such sums are due for repayment;

                  6.5.2 the Company is released from any guarantee, indemnity, bond, letter of comfort or Encumbrance or other similar obligation given or incurred by it which relates in whole or in part to debts or other liabilities or obligations, whether actual or contingent, of any Seller or Related Person other than the Company;

                  and prior to such repayment or release the Sellers undertake to the Buyer (on behalf of themselves and as trustee on behalf of the Company) to keep the Company fully indemnified against any failure to make any such repayment or any liability arising under any such guarantee, indemnity, bond, letter of comfort or Encumbrance.

         6.6 The Sellers hereby irrevocably release and discharge the Company and its officers and employees from all claims, demands, obligations and causes of action whatsoever which they now have, ever have had or (but for this clause) might hereafter have against the Company and its officers and employees in respect of any matter, fact or circumstance occurring prior to the date hereof whatsoever.

         6.7 Each of the Sellers undertakes to the Buyer (on behalf of themselves and as trustee on behalf of the Company) to indemnify the Company against any claims, demands, obligations and causes of action (including any claims for unfair dismissal or relating to termination of employment) against the Company purportedly released pursuant to clause 6.6 above if such release and/or discharge shall be ineffective, void or unenforceable for any reason.

         6.8      The Buyer shall:-

                  6.8.1    pay the Price in the manner provided by clause 3.1.1;

                  6.8.2 cause to be delivered to the Sellers a counterpart of the Tax Deed duly executed by the Buyer; and

                  6.8.3 cause to be delivered to the Sellers Share Certificates in respect of the Consideration Shares.

         6.9 Each of the Sellers acknowledges that, immediately following Completion until such time as the transfer(s) of the Shares have been registered in the register of members of the Company, each of the Sellers will hold those Shares registered in his or her name on trust for and as nominee for the Buyer or its nominees and undertakes to hold all dividends and distributions and exercise all voting rights available in respect of those Shares in accordance with the directions of the Buyer or its nominees and if the Sellers are in breach of the undertakings contained in this clause each of the Sellers irrevocably authorise the Buyer to appoint some person or persons to execute all instruments or proxies (including consents to short notice) or other documents which the Buyer or its nominees may reasonably require and which may be necessary to enable the Buyer or its nominees to attend and vote at general meetings of the Company and to do any thing or things necessary to give effect to the rights contained in this clause.

7        SELLERS' GUARANTEES

         The Buyer shall use all reasonable endeavours to procure the release, as soon as practicable after Completion, of the Guarantees. Until such release, the Buyer undertakes to the Sellers to keep the Sellers indemnified and held harmless from and against all actions, proceedings, costs, expenses, loss and damage whatsoever arising out of or in connection with each such Guarantee insofar as it relates to an obligation or liability of the Company.

8        COMPETITION

         8.1 The Sellers acknowledge that there is considerable scope to expand the Company's business in Australia and acknowledge that the Company intends to expand it shortly. The Sellers undertake to the Buyer that they will not directly or indirectly on their own account or on behalf of any other person and whether as principal, shareholder, partner, employee, agent or otherwise:-

                  8.1.1 during the period of 3 years after Completion carry on or be concerned or interested or engaged (except as a shareholder in a public listed company holding not more than 5 per cent of the share capital generally entitling the holder to cast a vote at a general meeting of such company) in the United Kingdom in any business competing with the type of business carried on by the Company as at Completion;

                  8.1.2 during the period of 3 years after Completion carry on or be concerned or interested or engaged (except as a shareholder in a public listed company holding not more than 5 per cent of the share capital generally entitling the holder to cast a vote at a general meeting of such company) in Australia in any business competing with the type of business carried on by the Company as at Completion;

                  8.1.3 during the period of 3 years after Completion canvass, solicit the custom of any person who was a customer of the Company during the 1 year prior to Completion in respect of services competitive with those supplied by the Company;

                  8.1.4 during the period of 3 years after Completion solicit induce or seek to induce or endeavour to entice away from the Company any person who was an employee of such Company as at Completion, provided that this restriction only applies to employees who are likely to come into possession of confidential information during the course of their employment with the Company or who, in the course of such employment, have had dealings with persons who were customers of the Company sufficient to influence customer relationships or connections of the Company during the 1 year prior to Completion.

                  8.1.5 use any trade or domain name (including the expressions "Nightingale", "NNB" or "Nightingale Nursing Bureau") or e-mail address used by the Company at any time during the 2 years immediately preceding the date of this Agreement or any other name intended or likely to be confused with any such trade or domain name or e-mail address.

         8.2 The Sellers agree that the undertakings contained in this clause 8 are reasonable and are entered into for the purpose of protecting the goodwill of the business of each member of the Buyer's Group and that accordingly the benefit of the undertakings may be assigned within the Buyer's Group by the Buyer and its successors in title without the consent of the Sellers provided that if the assignee ceases to be a member of the Buyer's Group the benefit of the assignment will be transferred back to a member of the Buyer's Group.

         8.3 Each undertaking contained in this clause 8 is and shall be construed as separate and severable and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade or unenforceable in whole or in part for any reason the remaining undertakings or parts thereof, as appropriate, shall continue to bind the Sellers.

         8.4 If any undertaking contained in this clause 8 shall be held to be void but would be valid if deleted in part or reduced in application, such undertaking shall apply with such deletion or modification as may be necessary to make it valid and enforceable. Without prejudice to the generality of the foregoing, such period (as the same may previously have been reduced by virtue of this clause 8.4) shall take effect as if reduced by six months until the resulting period shall be valid and enforceable.

9        ANCILLARY PROVISIONS

         9.1      CONFIDENTIAL INFORMATION

                  The Sellers shall not, and shall procure that no adviser or agent or Related Party of the Sellers shall use or disclose to any person Confidential Information.

         9.2      Clause 9.1 does not apply to:-

                  (a) disclosure of Confidential Information to or at the written request of the Buyer;

                  (b) use or disclosure of Confidential Information required to be disclosed by law, regulation or any revenue authority;

                  (c) disclosure of Confidential Information to professional advisers for the purpose of advising the Sellers; or

                  (d) Confidential Information which is in the public domain other than by the Seller's breach of clause 9.1.

         9.3      FURTHER ASSURANCES

                  Following Completion the Sellers shall from time to time forthwith upon request from the Buyer at the Seller's expense do or procure the doing of all acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the Buyer for the purpose of vesting in the Buyer the full legal and beneficial title to the Shares and otherwise giving the Buyer the full benefit of this Agreement.

         9.4      ASSIGNMENT

                  9.4.1 Subject to clause 9.4.2 neither any of the Sellers nor the Buyer shall assign, encumber, dispose of or otherwise transfer any of their rights under this Agreement without the prior written consent of the other Parties. The Buyer may assign within the Buyer's Group provided that if the assignee ceases to be a member of the Buyer's Group the benefit of the assignment will be transferred back to a member of the Buyer's Group.

                  9.4.2 It is hereby agreed and declared that the Buyer shall be entitled to assign the benefit of all or part of this agreement and the Tax Deed by way of security to any lender, group of lenders, agent or security trustee by way of security for the borrowings, guarantees and/or other indebtedness of all or any part of the Buyer's Group made or to be made pursuant to facility or other agreements or any amendment, restatement or extension of them.

         9.5      SEVERABILITY

                  If any part of this Agreement is found by any court or other competent authority to be invalid, unlawful or unenforceable then such part shall be severed from the remainder of this Agreement which shall continue to be valid and enforceable to the fullest extent permitted by law.

         9.6      COSTS AND EXPENSES

                  9.6.1 Each Party shall pay their own costs and expenses incurred in the sale and purchase of the Shares and the Sellers agree with the Buyer (on behalf of itself and on behalf of the Company) to keep the Company fully indemnified against any costs, expenses or liabilities associated with or relating to the sale and purchase including any management bonuses (other than normal Christmas bonuses and bonuses of (pound)9,206 and AUS$1,527 to Jan Baum and Cathy Bouvy respectively);

                  9.6.2 The stamp duty payable in relation to the transfer of the Shares shall be payable by the Buyer.

         9.7      ENTIRE AGREEMENT

                  9.7.1 This Agreement constitutes the entire understanding between the Parties in relation to its subject matter.

                  9.7.2 Except as otherwise permitted by this Agreement, no change to its terms shall be effective unless it is in writing and signed by or on behalf of all Parties.

         9.8      ANNOUNCEMENTS

                  No announcement or circular in connection with this Agreement or any matter arising from this Agreement shall be made or issued by or on behalf of any of Party or its Related Persons or professional advisers without the prior written consent of the other Party which shall not be unreasonably withheld. The restrictions in this clause 9.8 shall not apply to any statement which is required to be made by law or applicable regulation or to announcements, communications or circulars made or sent by the Buyer after Completion to customers, clients or suppliers of the

                  Company save for the initial announcements to customers, clients or suppliers which shall be in the agreed terms.

         9.9      NON-MERGER

                  Notwithstanding Completion, this Agreement shall remain in full force and effect as regards any of its unperformed or unimplemented provisions including, without limitation, all guarantees, warranties and undertakings. The remedies of the Buyer in respect of any breach of the Warranties shall continue to subsist notwithstanding Completion.

         9.10     COUNTERPARTS

                  9.10.1 This Agreement may be executed in any one or more number of counterparts each of which, when executed, shall be deemed to form part of and together constitute this Agreement.

                  9.10.2 This Agreement shall be immediately binding and effective when each of the Parties has unconditionally executed either this Agreement or any of those counterparts.

         9.11     NOTICES

                  9.11.1 Any notice or other communication to be given under this Agreement shall either be delivered by hand or sent by first class post or facsimile transmission (provided that, in the case of facsimile transmission, the notice is confirmed by being delivered by hand or sent by first class post within two Working Days after transmission) as follows:

                           (a) (in the case of the Sellers) to: Wendy-Anne Thompson

                                    Address:         The Old Rectory
                                                     Stapleford Tawney
                                                     Essex RM4 1TD

                                    Fax:             01708 688643

                                    with a copy to: Robert Haldane

                                    Address:         Stephenson Harwood
                                                     One St. Paul's Chuchyard
                                                     London EC4M 8SH

                                    Fax:             020 7606 0822


                           (b) (in the case of the Buyer) to: The Company Secretary

                                    Address:  Transworld Healthcare (UK) Limited
                                              Balderton Hall
                                              South Drive
                                              Balderton
                                              Newark
                                              Nottinghamshire
                                              NG24 3TR

                                              Fax: 01636 610659


                  9.11.2 A Party may change the address or facsimile number or the name of the person for whose attention notices are to be addressed by serving a notice on the others in accordance with this clause 9.11.

                  9.11.3 All notices shall be deemed to have been served as follows:-

                           (a)      if delivered by hand, at the time of
                                    delivery;

                           (b) if posted by first-class inland post at the expiration of two Working Days after the envelope containing the same was delivered into the custody of the postal authorities; and

                           (c) if communicated by facsimile, six hours after the time of transmission;

                                    PROVIDED that where, in the case of delivery by hand or by facsimile transmission, such delivery or transmission occurs after 5 p.m. on a Working Day or on a day which is not a Working Day, service shall be deemed to occur at 9.00 a.m. on the next following Working Day.

                  9.11.4 In proving such service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered either to the address shown thereon or into the custody of the postal authorities or that a completed report confirming that such notice has been transmitted in full was received by the sender as the case may be.

         9.12     GOVERNING LAW

                  This Agreement shall be construed and take effect in all respects in accordance with English law.

                                   SCHEDULE 1

                                     PART 1

                                   THE SELLERS

(1)                             (2)                (3)                (4)               (5)
NAME AND ADDRESS                  "A" SHARES         "B" SHARES         "C" SHARES        "D" SHARES
OF SELLER

Wendy-Anne Thompson                   63,316             91,350            158,290           228,375
The Old Rectory
Stapleford Tawney
Essex
RM4 1TD

David Theodore Thompson                1,200                  -              3,000                 -
The Old Rectory
Stapleford Tawney
Essex
RM4 1TD

Richard James Thompson                 5,075              5,075             12,687            12,687
The Old Rectory
Stapleford Tawney
Essex
RM4 1TD

Belinda Mary Burgess                   5,075              5,075             12,687            12,687
59 Tetherdown
Muswell Hill
London N10 1NH

Wendy-Anne Thompson and               25,634                  -             64,085                 -
David Theodore Thompson
(The Wendy Thompson
1998 Settlement)
The Old Rectory
Stapleford Tawney
Essex  RM4 1TD

Wendy-Anne Thompson and                1,200                  -              3,000                 -
David Theodore Thompson
(The Doctor D.T. Thompson
Bare Trust for Olivia Burgess)
The Old Rectory
Stapleford Tawney
Esses RM4 1TD

                                 -----------       ------------       ------------       -----------
TOTAL                                101,500            101,500            253,749           253,749
                                ------------       ------------       ------------      ------------


(1)                            (6)                             (7)
NAME AND ADDRESS                 CONSIDERATION PAYABLE            DEFERRED CONSIDERATION (%)
OF SELLER                       CASH (POUND)      SHARES

Wendy-Anne Thompson             6,353,111.16    1,000,000                     76.19
The Old Rectory
Stapleford Tawney
Essex
RM4 1TD

David Theodore Thompson            57,050.25            -                      0.59
The Old Rectory
Stapleford Tawney
Essex
RM4 1TD

Richard James Thompson            482,550.00            -                      5.00
The Old Rectory
Stapleford Tawney
Essex
RM4 1TD

Belinda Mary Burgess              432,550.00       50,000                      5.00
59 Tetherdown
Muswell Hill
London N10 1NH

Wendy-Anne Thompson and         1,218,688.34            -                     12.63
David Theodore Thompson
(The Wendy Thompson
1998 Settlement)
The Old Rectory
Stapleford Tawney
Essex  RM4 1TD

Wendy-Anne Thompson and            57,050.25            -                      0.59
David Theodore Thompson
(The Doctor D.T. Thompson
Bare Trust for Olivia Burgess)
The Old Rectory
Stapleford Tawney
Esses RM4 1TD

                                ---------       ---------                   -------
                                8,601,000       1,050,000                    100
TOTAL                           ---------       ---------                   -------


                                   SCHEDULE 1

                                     PART 2

                             DETAILS OF THE COMPANY

Country of incorporation : United Kingdom

Company number :           2158123

Date of incorporation :    27 August 1987

Registered office :        2 Tavistock Place
                           London WC1H 9RA

Tax residence:             UK

Authorised share capital : (pound)329,874.50, consisting of 101,500 A ordinary shares of (pound)1 each, 101,500 B ordinary shares of (pound)1 each, 253,749 C ordinary shares of 25p each aND 253,749 D ordinary shares of 25p each

Issued share capital :     (pound)329,874.50, consisting of 101,500 A
                           ordinary shares of (pound)1 each, 101,500 B ordinary shares of (pound)1 each, 253,749 C ordinary shares of 25p each aND 253,749 D ordinary shares of 25p each

Directors :                Dr David Theodore Thompson
                           Richard James Thompson
                           Wendy-Anne Thompson
                           Belinda Mary Burgess

Secretary :                Belinda Mary Burgess

Auditors :                 Fraser Russell
                           Greenwood House
                           91/99 New London Road
                           Chelmsford
                           Essex
                           CM2 0PP

                                   SCHEDULE 2

                                     PART 1

                                   WARRANTIES

1        Documents delivered
2        The Company and the Sellers
3        Accounts
4        Tax
5        Premises
6        Assets
7        Material contracts and liabilities
8        Intellectual Property and Information Technology
9        Compliance with legislation etc
10       Employment
11       Events since Balance Sheet Date
12       Shares and Securities
13       Loans
14       Litigation etc
15       Insolvency
16       Insurances
17       Other
18       Constitution
19       Pensions

1        DOCUMENTS DELIVERED

1.1      The Sellers have delivered to the Buyer:

         1.1.1    a true and complete copy of the Accounts; and

         1.1.2 a true and complete copy of the memorandum and articles of association of the Company.

1.2 All written information contained in the disclosure files and the supplemental information files made available to the Buyer for inspection before or during the negotiations leading to this Agreement is accurate and not misleading.

1.3 The information set out in schedules 1 and 3 is accurate and not misleading.

2        THE COMPANY AND THE SELLERS

2.1      The Sellers are the only legal and beneficial owners of the Shares.

2.2 The Company has not now, and has not since its incorporation had, any subsidiary nor has it since its incorporation been a subsidiary of any body corporate.

2.3      The Company has been in continuous existence since incorporation.

2.4 The Company has not allotted any shares other than the Shares and the Shares are fully paid or credited as fully paid.

2.5 The Company is not the owner or the registered holder of any share in or other security of any body corporate wherever incorporated nor has it agreed to become the owner or registered holder of any such share or security.

2.6 Each Seller has full power to enter into and perform this Agreement and the Tax Deed respectively and this Agreement constitutes and the Tax Deed will, when executed, constitute legally valid and binding obligations of each Seller which will be enforceable in accordance with their terms.

2.7 The execution of this agreement, the acquisition of the Shares by the Buyer or compliance with the terms of this Agreement will not:

         2.7.1 cause the Company to lose the benefit of any Permit, right, privilege or licence it currently enjoys;

         2.7.2 give rise to or cause to become exercisable any right of pre-emption;

         2.7.3 conflict with or result in a breach of or give rise to an event of default under or require the consent of a person under or enable a person to terminate or relieve a person from an obligation under an agreement, arrangement or obligation to which the Company is a party;

         2.7.4    result in any customer being entitled:

                  (a)      to cease dealing with the Company;

                  (b) substantially to reduce its existing level of business; or

                  (c) to change the terms upon which it deals with the Company; or

         2.7.5 so far as the Sellers are aware (but without any requirement to make enquiries as referred to in clause 1.12), result in any officer or senior employee leaving the Company.

2.8 There is no agreement or arrangement (legally enforceable or not) to which the Company is or during the three years ending on the date of this Agreement was a party and in which any Seller or a Related Person is or was interested in any way and there is not outstanding any indebtedness or other liability (actual or contingent) or obligations owing by the Company to any of the Sellers nor is there any indebtedness, other such liability or obligations owing to the Company by any such person.

3        ACCOUNTS

3.1      The Accounts:

         3.1.1 have been prepared on a basis consistent with previous accounts of the Company and have been prepared and audited in accordance with the law and Generally Accepted Accounting Principles, Standards and Policies in the United Kingdom;

         3.1.2 comply with the Companies Act 1985 and all other applicable statutes and regulations and show a true and fair view of the assets, liabilities, financial position and state of affairs of the Company and of the profits and losses for the financial period ended on the Balance Sheet Date;

         3.1.3 make full provision or reserve for all actual liabilities and contain proper and adequate provision or reserve for or disclose all contingent liabilities or financial commitments existing at the Balance Sheet Date;

3.2 The results shown by the audited profit and loss account of the Company for each of the three financial years of the Company ended on the Balance Sheet Date have not (except as disclosed in those accounts) been affected by an extraordinary, exceptional or non-recurring item or by any other matter making the profits or losses for a period covered by any of those accounts unusually high or low.

3.3 The Management Accounts have been prepared by the Company on the bases set out in the Disclosure letter with due care and attention and show with reasonable accuracy the state of affairs and profit or loss of the Company as at the date to which and for the period in respect of which they were prepared.

3.4 The books of account and all other records of the Company (including any which it may be obliged to produce under any contract now in force) are up to date, in its possession and are true and complete in accordance with the law and applicable standards, principles and practices generally accepted in the United Kingdom.

3.5 All deeds and documents (properly stamped where stamping is necessary for the enforcement thereof) belonging to the Company or which ought to be in the possession of the Company are in the possession of the Company.

4        TAX

         RETURNS

4.1 All returns of the Company and all records, information and notices reasonably requested or required by law for Taxation purposes have been made or supplied within the requisite periods and on a proper basis and were correct and accurate in all material respects and are not subject to any dispute with the Inland Revenue or any other fiscal authority at the date of this Agreement.

         RECORDS

4.2 The Company retains sufficient records to calculate the tax liability or relief arising on any disposal or realisation of any asset owned at the Balance Sheet Date or acquired since that date and has kept and maintained all records required by the Inland Revenue in respect of self-employed nurses and/or nurses working in patients' own homes.

         ACCOUNTS

4.3 The Accounts contain full provision or reserve for all Taxation (including deferred Taxation) which may be assessed on the Company for the accounting period ended on the Balance Sheet Date or for any prior period (on the basis of the rates of tax and taxation statutes in force at the Balance Sheet Date) in respect of any transaction, event or omission occurring or deemed to occur or any income, profit or gains earned, accrued or received or deemed to be earned, accrued or received by the Company on or prior to the Balance Sheet Date or for which the Company is accountable up to such date and all contingent or disputed liabilities for Taxation have been properly provided for or disclosed in the Accounts.

         POST BALANCE SHEET DATE

4.4 Since the Balance Sheet Date no further liability or contingent liability for Taxation has arisen otherwise than as a result of trading activities in the ordinary course of business.

         PAYMENT OF TAXATION

4.5 The Company has paid all Taxation for which it is liable to account to the Inland Revenue or other fiscal authority on the due date for payment of such Taxation and is under no liability to pay any penalty or interest in connection with such Taxation.

         DEDUCTIONS

4.6 The Company has deducted all Taxation required to be deducted from any payments made by the Company.

         PAY AS YOU EARN

4.7 The Company has in all material respects properly operated the PAYE and National Insurance systems and has complied with all of its reporting obligations in connection with the same. No PAYE audit in respect of the Company has been made by the Inland Revenue nor has the Company been notified of such audit.

         GIVE AS YOU EARN

4.8 No payroll deduction scheme pursuant to section 202 of ICTA has been operated by the Company.

         VALUE ADDED TAX

4.9      (a)      The Company is a registered taxable person for the purpose of the VAT legislation and has not at any time been treated as a member of a group of companies for such purpose and has not made any application to be so treated and no circumstances exist whereby the Company would or might become liable for VAT as an agent or otherwise by virtue of section 47 of the VATA
                  1994.

         (b) The Company has complied in all material respects with the requirements and provisions of the VAT legislation and has made and maintained accurate and up to date records invoices accounts and other documents required by or necessary for the purposes of the VAT legislation and the Company has at all times punctually paid and made all payments and returns required thereunder.

         (c) The Company has not made any exempt supplies in consequence of which it is or will be unable to obtain credit for all input tax paid by it during any VAT quarter ending after the Balance Sheet Date.

         CLEARANCES

4.10 No action has been taken by the Company in respect of which any consent or clearance from the Inland Revenue or other Taxation Authority was required except in circumstances where such consent or clearance was validly obtained and where any conditions attaching thereto were met and will, immediately following Completion, continue to be met.

         CORPORATION TAX

         DUAL RESIDENCE

4.11 The Company is not and has not within the past six years been a dual resident company within the meaning of section 404(4) of ICTA and has not been involved in a transaction to which section 404 of ICTA or any other provision (including any exclusion from a provision) relating to dual resident investment companies as there defined could apply.

         SECONDARY LIABILITY

4.12 No transaction or event has occurred in consequence of which the Company is or may be held liable for any tax or deprived of relief or allowances otherwise available to it in consequence of any tax or may otherwise be held liable for or to indemnify any person in respect of any tax, where some other company or person is or may become primarily liable for the tax in question (whether by reason of any such other company being or having been a member of the same group of companies or otherwise).

         DEDUCTIONS

4.13 The Company has not made any payment or incurred any liability to make any payment of a revenue nature which could be disallowed as a deduction in computing the taxable profits of the Company or as a charge on the Company's income.

         TRANSFER PRICING

4.14 All transactions entered into by the Company have been entered into on an arm's length basis and the consideration (if any) charged or received or paid by the Company on all transactions entered into by it has been equal to the consideration which might have been expected to be charged, received or paid (as appropriate) between independent persons dealing at arm's length and no notice or enquiry pursuant to section 770 of ICTA or the transfer pricing provisions of any arrangements made under section 788 of ICTA (relief by agreement with other countries) has been made in connection with any of such transactions.

         CAPITAL ALLOWANCES

4.15 No balancing charge in respect of any capital allowances claimed or given would arise if all the assets of the Company were to be realised for a consideration equal to the amount of the book value thereof as shown or included in the Completion Accounts. All necessary conditions for all capital allowances (as defined in section 832(1) of ICTA) claimed by the Company were at all material times satisfied and remain satisfied and the Company has not since the Balance Sheet Date become liable for any balancing charge.

         REPAYMENTS OF SHARE CAPITAL

4.16 The Company has not made (and will not be deemed to have made) any distribution within the meaning of sections 209 and 210 (bonus issue following repayment of capital) of ICTA since incorporation except dividends properly authorised and shown in its Accounts nor is the Company bound to make any such distribution.

         SALES AT BOOK VALUE

4.17 No chargeable gain or profit (disregarding the effects of any indexation relief available) would arise if any asset of the Company (other than trading stock) were to be realised for a consideration equal to the amount of the book value thereof as shown or included in the Accounts.

         VALUATION OF ASSETS

4.18     (a)      The Company has not since the Balance Sheet Date disposed
                  of any asset so that section 17 of the TCGA (disposals and acquisitions treated as made at market value) might apply to increase the consideration deemed to be given on such disposal.

         (b) The Company has not since the Balance Sheet Date held or had any interest in any asset where section 17 of the TCGA might apply to reduce the consideration deemed to be given on the acquisition of that asset.

         CLOSE COMPANIES

         TRANSFERS OF VALUE

4.19     The Company has made no transfer of value such as is specified in section 94(1) (or section 99(2)) of the Inheritance Tax Act 1984.

         LOANS TO PARTICIPATORS

4.20 The Company has not made any loan advance or payment or given any consideration falling within sections 419-420 or 422 of ICTA.

         DISTRIBUTIONS

4.21 The Company has made no payments and conferred no benefits falling to be treated as distributions under section 418 of ICTA.

         TRANSFERS AT UNDERVALUE

4.22 The Company has not made a transfer at an undervalue so that section 125 of the TCGA could apply.

         STAMP DUTY

4.23 All documents in the enforcement of which the Company is interested and which are in its possession have been duly stamped and since the Balance Sheet Date the Company has not been a party to any transaction whereby the Company was or is or could become liable to stamp duty reserve tax.

         INHERITANCE TAX

4.24 The Company is not, nor will become, liable to be assessed to capital transfer tax or inheritance tax as donor or donee of any gift or transferor or transferee of value (actual or deemed) nor as a result of any disposition, chargeable transfer or transfer of value (actual or deemed) made by or deemed to be made by any other person.

5        THE PREMISES

         UK PREMISES

5.1 The Premises set out in Schedule 3 Part 1 ("THE UK PREMISES") comprise all the freehold and leasehold land owned, used or occupied by the Company in the United Kingdom and all agreements whereby the Company has any financial entitlement relating to any land in the United Kingdom at the date hereof.

         NO OTHER LIABILITIES

5.2 The Company has no actual or contingent obligations or liabilities (in any capacity including as principal contracting party or guarantor) in relation to any lease or other interest in land apart from the leases of the Premises referred to in Schedule 3 Part 1.

         GOOD AND MARKETABLE TITLE

5.3 The Company has a good and marketable title to the UK Premises which title is leasehold and the Company is solely legally and beneficially entitled to the UK Premises for an unencumbered estate in possession.

         TITLE DEEDS AND DOCUMENTS

5.4 The Company has under its control all title deeds and documents necessary to prove its leasehold title to the UK Premises and the same are original documents or properly examined abstracts; where any of the UK Premises are leasehold the title documents include all necessary consents for the grant and assignment of the lease, memoranda of rent increases where appropriate and all reversioners' consents required under the lease.

         NO ADVERSE RIGHTS IN COURSE OF ACQUISITION

5.5 No liberty, right, easement, licence or other arrangement is enjoyed or is in the course of being acquired by or against the UK Premises (and none is needed) nor is any needed for obtaining access to any land or for repair of the UK Premises or to comply with any fire regulations.

         ADEQUACY OF EXISTING BENEFICIAL RIGHTS

5.6 Each of the UK Premises has the benefit of all rights necessary for the continued present use which is in the Sellers' reasonable view not inconsistent with the permitted use and enjoyment of the same such rights not being capable of withdrawal by any person nor liable to be made subject to any charge therefor save for the usual service charges under the leases of the UK Premises.

         NO ENCUMBRANCES

5.7 The UK Premises and the title deeds thereto are not subject to any encumbrance or any lease or agreement for lease and the UK Premises are free from mortgages charges and liens and are not subject to any outgoings other than uniform business rates charges for utilities and the like and rent and service charge.

         NO OVERRIDING INTERESTS

5.8 The UK Premises are not subject to any overriding interests within the meaning of section 70 of the Land Registration Act 1925.

         OTHER MATTERS ADVERSELY AFFECTING THE UK PREMISES

5.9 The terms of the documents affecting or subject to which the UK Premises are held are not of an onerous or unusual nature for a lease of this type nor do they, in the Sellers' reasonable view conflict with the user thereof and there is no material subsisting breach on the part of the Company of any covenant condition or agreement contained in any lease under which the Company holds the UK Premises and no Landlord has refused to accept rent or made any complaint or objection.

         NO DEFAULT

5.10 To the Sellers' knowledge the Company has duly performed, observed and complied with all statutory and common law requirements, by-laws, orders, building regulations and other stipulations and regulations affecting the UK Premises and (in the Sellers' reasonable view) the uses of the UK Premises and (without prejudice to the generality of the foregoing) all outgoings have been paid to date and (in the case of leasehold property) no notice of any alleged breach of any of the terms of any such lease or tenancy agreement as aforesaid has been served on the Company.

         LEASEHOLD PREMISES

5.11     (a)      Each of the UK Premises which is leasehold is held under
                  the leases brief details of which are set out in Schedule 3
                  Part 1 and save as aforementioned no licences or collateral arrangements or concessions have been entered into or granted each such lease being a head lease nor any rights of determination on the part of the landlord save for usual forfeiture provisions and there are no rent reviews which are in the course of being determined.

         (b) No agreement has been entered into nor has any application been made to any Court for the exclusion from the leases under which the Company holds the UK Premises of sections 24-28 of the Landlord and Tenant Act 1954 (as amended)

         (c) The Company is not holding over pursuant to any lease of any of the UK Premises

         OCCUPATIONAL INTERESTS

5.12 There are no occupational interests in the UK Premises other than those of the Company.

         USE

5.13     The existing use of each of the UK Premises is only that specified in
         Schedule 3 Part 1 and is in the Sellers' reasonable view not inconsistent with the lawful permitted use whether under the current Town and Country Planning legislation or other statutory provision and are not temporary uses and all necessary consents to such existing uses have been obtained.

         DEVELOPMENT

5.14 All development carried on by the Company has been and is lawful and all necessary consents and permissions have been or are being obtained for such development.

         ADEQUACY OF PLANNING CONSENTS

5.15 The consents referred to in paragraph 5.13 above are subsisting and are not temporary or suspended and are also either unconditional or subject only to conditions which have been satisfied so that nothing further remains to be done thereunder or are not such as would be regarded as onerous by a prudent occupier of commercial property of the nature of the UK Premises and no such planning permission remains unimplemented (whether in whole or in part) nor has any planning application been submitted by the Company which awaits determination.

         NO COMPULSORY ACQUISITION OR ENFORCEMENT PROCEEDINGS

5.16 There are no outstanding enforcement or other notices or proceedings issued by the Company in respect of any of the UK Premises.

         REPLIES TO ENQUIRIES

5.17 All disclosures and written replies to enquiries and requisitions relating to the UK Premises made or given by or on behalf of the Sellers or the Company to the Buyer or its solicitors are complete and correct in all material respects to the best of the Sellers' knowledge.

         NO LITIGATION

5.18 The Company is not engaged in any litigation or arbitration proceedings in connection with any of the UK Premises. There is no cause of action which has arisen or accrued or law suit or arbitration threatened or pending against the Company in connection with the UK Premises and no circumstances are believed to exist which are likely to give rise to any.

         NO VITIATION OF INSURANCE

5.19 The Company has not knowingly done or omitted to do anything whereby any policy of insurance has or may become void or voidable and all requisite insurances are in force and all current premiums are fully paid.

         NO DISPUTES

5.20 The UK Premises are not to the Sellers' knowledge affected by any outstanding disputes, notices or complaints which affect the use of the UK Premises for the purposes for which they are now used and there are to the Sellers' knowledge no encumbrances affecting the UK Premises and which in the Sellers' reasonable view would prevent or impede the Company from operating and carrying on the businesses currently carried on at the UK Premises.

         LOCAL AUTHORITIES - LAND CHARGES AND REPLIES TO ENQUIRIES

5.21 The UK Premises are not affected by any matter or thing which would be revealed by official certificates of search made or raised within a period of 6 months prior to the date of this Agreement in the register of local land charges or by replies to enquiries on form CON 29D or (if appropriate) form CON 29D (London) made or raised within a period of 6 months prior to the date of this Agreement which would adversely affect the UK Premises or the value thereof or the continued uses thereof for the existing uses indicated in Schedule 3 Part 1.

         FIRE PRECAUTIONS ACT 1971

5.22 So far as the Sellers are aware the Company has complied with its obligations under the Fire Precautions Act 1971 and the Company's landlord has applied for and obtained fire certificates thereunder in respect of UK Premises to the extent required by such Act.

         VAT

5.23 The Landlord has elected the UK Premises in the United Kingdom for the purpose of VAT and the Company pays VAT on rent payments.

         AUSTRALIAN PREMISES

5.24 The Premises set out in Schedule 3 Part 2 ("THE AUSTRALIAN PREMISES") comprise all the freehold and leasehold land owned, used or occupied by the Company in Australia and all agreements whereby the Company has any financial entitlement relating to any land in Australia at the date hereof.

         NO OTHER LIABILITIES

5.25 The Company has no actual or contingent obligations or liabilities (in any capacity including as principal contracting party or guarantor) in relation to any lease or other interest in land apart from the leases of the Australian Premises referred to in Schedule 3 Part 2.

         GOOD AND MARKETABLE TITLE

5.26 The Company has a good and marketable title to the Australian Premises which title is leasehold and the Company is solely legally and beneficially entitled to Australian Premises for an unencumbered estate in possession.

         TITLE DEEDS AND DOCUMENTS

5.27 The Company has (subject to the mortgage hereinafter referred to) all title deeds and documents necessary to prove its leasehold title to the Australian Premises and the same are original documents or properly examined abstracts; where any of the Australian Premises are leasehold the title documents include all necessary consents for the grant and assignment of the lease, memoranda of rent increases where appropriate and all reversioners' consents required under the lease.

         NO ENCUMBRANCES

5.28 The Australian Premises and the title deeds thereto are not subject to any encumbrance or any lease or agreement for lease and the Australian Premises are free from mortgages charges and liens (other than a mortgage to National Australia Bank) and are not subject to any outgoings other than uniform business rates charges for utilities and the like and rent and service charge.

         NO OVERRIDING INTERESTS

5.29 The Australian Premises are not subject to any undocumented occupational rights of third parties.

         OTHER MATTERS ADVERSELY AFFECTING THE PREMISES

5.30 The terms of the documents affecting or subject to which the Australian Premises are held are not of an onerous or unusual nature for a lease of this type nor do they, in the Sellers' reasonable view conflict with the user thereof and there is no material subsisting breach on the part of the Company of any covenant condition or agreement contained in any lease under which the Company holds the Australian Premises and no Landlord has refused to accept rent or made any complaint or objection.

         NO DEFAULT

5.31 To the Seller's knowledge the Company has duly performed, observed and complied with all requirements of Australian law affecting the Australian Premises and (in the Seller's reasonable view) the uses of the Australian Premises and (without prejudice to the generality of the foregoing) all outgoings have been paid to date and (in the case of leasehold property) no notice of any alleged breach of any of the terms of any such lease or tenancy agreement as aforesaid has been served on the Company.

         LEASEHOLD PREMISES

5.32     (a)      The Australian Premises which is leasehold is held under the lease brief details of which are set out in Schedule 3 Part 2 and save as aforementioned no licences or collateral arrangements or concessions have been entered into or granted each such lease being a head lease nor any rights of determination on the part of the landlord save for usual forfeiture provisions and there are no rent reviews which are in the course of being determined. The lease provides that rent is to be reviewed on the exercise of the option for new lease in accordance with the Consumer Price Index and after each subsequent 12 month period. The relevant review dates are 23 April 2000, 23 April 2001 and 23 April 2002.

         (b) The Company is not holding over pursuant to any lease of any of the Australian Premises.

         OCCUPATIONAL INTERESTS

5.33 There are no occupational interests in the Australian Premises other than those of the Company.

         USE

5.34 The existing use of each of the Australian Premises is only that specified in Schedule 3 Part 2 and is in the Sellers' reasonable view not inconsistent with the lawful permitted use whether under current Australian Town and Country Planning legislation or other Australian statutory provision and are not temporary uses and all necessary consents to such existing uses have been obtained.

         NO COMPULSORY ACQUISITION OR ENFORCEMENT PROCEEDINGS

5.35 So far as the Sellers are aware there are no outstanding enforcement or other notices or proceedings issued by the Company in respect of any of the Australian Premises.

         REPLIES TO ENQUIRIES

5.36 All disclosures and written replies to enquiries and requisitions relating to the Australian Premises made or given by or on behalf of the Seller or the Company to the Buyer or its solicitors are complete and correct in all material respects to the best of the Sellers' knowledge.

         NO LITIGATION

5.37 The Company is not engaged in any litigation or arbitration proceedings in connection with any of the Australian Premises. There is no cause of action which has arisen or accrued or law suit or arbitration threatened or pending against the Company in connection with the Australian Premises and no circumstances are believed to exist which are likely to give rise to any.

         NO VITIATION OF INSURANCE

5.38 The Company has not knowingly done or omitted to do anything whereby any policy of insurance has or may become void or voidable and all requisite insurances are in force and all current premiums are fully paid.

         NO DISPUTES

5.39 The Australian Premises are not to the Sellers' knowledge affected by any outstanding disputes, notices or complaints which affect the use of the Australian Premises for the purposes for which they are now used and there are to the Sellers' knowledge no encumbrances affecting the Australian Premises and which in the Sellers' reasonable view would prevent or impede the Company from operating and carrying on the businesses currently carried on at the Australian Premises.

         FIRE PRECAUTIONS

5.40 So far as the Sellers are aware its fit out contractor complied with its fire precaution obligations under Australian law

6        ASSETS

6.1 There are no Encumbrances, nor has the Company agreed to create any Encumbrances over any part of its undertaking, or assets and all the undertaking, property and assets (tangible or intangible) used by the Company in connection with its business (other than the Premises) are in the sole legal and beneficial ownership of the Company and are in the exclusive possession of the Company.

7        MATERIAL CONTRACTS AND LIABILITIES

7.1 True and complete copies of the agreements relating to the Sole Agency Business ("the Sole Agency Agreements") are set out in the Disclosure Letter.

7.2 A true and complete list of the Non-Contract Client Business undertaken by the Company between 1 December 1998 and 28 November 1999 is set out in the Disclosure Letter.

7.3 A true and complete list of the Homecare Business undertaken by the Company between 1 December 1998 and 28 November 1999 is set out in the Disclosure Letter.

7.4 A copy of the standard terms and conditions of the business of the Company are annexed to the Disclosure Letter and the Company has not entered into any agreement or arrangement with a customer on terms different from these.

7.5 The Company has no liabilities (actual or contingent) other than the liabilities disclosed in the Accounts or which have arisen in the ordinary course of business since the Balance Sheet Date.

7.6      The Company is not a party to:-

         7.6.1 any hire, hire-purchase, leasing or conditional sale agreement or payment on deferred terms or credit sale contract or similar agreement;

         7.6.2 any joint venture, partnership association or consortium agreement or arrangement or obligation; 7.6.3 any agency, marketing or management agreement;

         7.6.3    any agency, marketing or management agreement;

         7.6.4 any material agreement or arrangement (including without limitation the Sole Agency Agreements) which is capable of being terminated as a direct result of the change of the control of the Company effected by or pursuant to this Agreement;

         7.6.5    any contract which is not on an arm's-length commercial basis;

         7.6.6 any contract which is of an unusual or abnormal nature or outside the ordinary and proper course of business;

         7.6.7 any contract which is of a long-term nature (that is unlikely to have been fully performed in accordance with its terms more than six months after the date on which it was entered into);

         7.6.8 any contract which would restrict its freedom to engage in any activity or business or confines its activities or business to a particular place.

7.7 The Company is not in default under, and has not committed any breach of any of the terms of, any agreement, instrument or arrangement to which it is a party, and no threat or claim of any such default or breach has been made and is outstanding against the Company nor are there any outstanding disputes relating to any such agreement, arrangement or obligation no party with whom the Company has entered into an agreement, arrangement or obligation has given notice of its intention to terminate or has sought to repudiate or disclaim the agreement, arrangement or obligation.

7.8 No party with whom the Company has entered into an agreement or arrangement is in material breach of the agreement or arrangement.

7.9 Since the Balance Sheet Date book debts owed to the Company have been incurred, paid and collected in the ordinary course and on a basis consistent with past practices. All book debts owed to the Company included in the Accounts or arising since the Balance Sheet Date are capable of collection in the ordinary course.

7.10 No customer is entitled to repayment of the amounts invoiced in respect of holiday pay for nurses, whether or not that holiday has been taken.

8        INTELLECTUAL PROPERTY AND INFORMATION TECHNOLOGY

8.1 So far as the Sellers are aware, all registered and unregistered Business IP used by the Company is either:

         (a)      solely, legally and beneficially owned by the Company; or

         (b) used by the Company subject to and in accordance with the terms of licences granted to the Company by the owners thereof.

8.2 The Business IP owned by the Company is free from any mortgage, charge (fixed or floating), pledge, trust, right of set off or other third party right or interest (legal or equitable) including any right of pre-emption, assignment by way of security, reservation of title or any other security interest of any kind however created or arising or any other agreement or arrangement (including a sale and repurchase arrangement) having similar effect;

8.3 The details of all registered Business IP set out in the Disclosure Letter are correct and:

         (a) all procedural steps, including the payment of all applicable fees, have been taken diligently for the prosecution and maintenance of the registered Business IP owned by the Company; and

         (b) commercially reasonable steps have been taken for the maintenance and protection of unregistered Business IP owned by the Company.

8.4 The terms of all material licences or rights relating to the Business IP which have been granted by the Company or which the Company intends to grant for the purposes of its business or which are being currently negotiated by the Company are set out in the Disclosure Letter and unless disclosed, the Company is not obliged to enter into any of the agreements set out therein which the Company intends to grant or which the Company is currently negotiating. So far as the Sellers are aware, there has been or is no material breach nor are the Sellers aware of any fact or matter which would or may create a breach of any of the licences set out in the Disclosure Letter which have been granted by the Company relating to the Business IP.

8.5 The terms of all material licences or rights relating to the Business IP granted to the Company or which the Company intends to acquire for the purposes of its business or which are being currently negotiated by the Company are set out in the Disclosure Letter, and unless disclosed, the Company is not obliged to enter into any of the agreements set out therein which the Company intends to grant or which the Company is currently negotiating. So far as the Sellers are aware, there has been or is no material breach nor are the Sellers aware of any fact or matter which would or may create a breach of any of the licences which have been granted to the Company relating to the Business IP.

8.6 The terms of all other written agreements or consents or undertakings entered into by the Company relating to the Business IP are set out in the Disclosure letter. So far as the Sellers are aware, there has been or is no material breach nor are the Sellers aware of any fact or matter which would or may create a breach of any of such agreements, consents or undertakings.

8.7 The Company is the sole legal and beneficial owner of the copyright in the logo registered as a trade mark with registration number 2120432.

8.8 The Company is the sole legal and beneficial owner of copyright in databases compiled or used by it or of any database rights which exist in the same.

8.9 So far as the Sellers are aware, all Business IP owned by the Company is valid and enforceable and none of it is being challenged or opposed by any person.

8.10 So far as the Sellers are aware, none of the business operations of the Company infringe, or are alleged to infringe, any Intellectual Property held by any third party or involve, or are alleged to involve, the unauthorised use of confidential information disclosed to the Company in circumstances which might entitle a third party to make a claim. No written claim has been received by the Company in the last three years which alleges any such infringing act or process or misuse of confidential information or which otherwise disputes the right of the Company to use any Business IP.

8.11 So far as the Sellers are aware, no person is infringing or threatening to infringe, or has during the last three years infringed or threatened to infringe, any Business IP (including, without limitation, misuse of Confidential Information).

8.12 The Company has taken all reasonable steps to prevent the unauthorised disclosure of Confidential Information and so far as the Sellers are aware, no such unauthorised disclosure has occurred in the past three years, (except insofar as the same has fallen into the public domain through no fault of the Company).

8.13 The Computer Systems have suffered no material failure or breakdown in the twelve months preceding this Agreement and the Sellers are not aware that any material Computer Systems are likely to require replacement or material upgrading within one year of Completion if the Company's business continues on the same scale as it did immediately prior to Completion.

8.14 Maintenance contracts are in full force and effect in respect of all elements of the Computer Systems which the Sellers and/or the Company reasonably believe are critical to the Company's business. Details of all such maintenance contracts are set out in the Disclosure Letter, and so far as the Sellers are aware there is no reason to believe that those maintenance contracts will not be renewed by the other contracting party or parties upon their expiry (if so required by the Company) upon substantially similar terms to those now applicable.

8.15 So far as the Sellers are aware, the Computer Systems are free of any software lock, time bomb, virus infection or similar code.

8.16 The Company has taken the steps set out in the Disclosure Letter with regard to the issue of Year 2000 Compliance (as defined in British Standard Disc PD 2000-1) and the Company has suffered no material disruption to its business attributable to the Year 2000 non-compliance of any software, hardware or other equipment.

8.17 The Company is registered under the UK Data Protection Act 1984 and the Company has not received any notice, letter or complaint alleging a breach by it of the provisions of any UK Data Protection Act and has no reason to believe that circumstances exist which may give rise to such a notice, letter or complaint, including in respect of processing which was underway immediately before 24 October 1998, and the Company has taken the steps set out in the Disclosure Letter in the light of the 1998 Data Protection Act.

9        COMPLIANCE WITH LEGISLATION

9.1 The Company has, and so far as the Sellers are aware, all of its directors, officers, agents and employees have during the course of their duties in relation to the Company complied in all material respects with all applicable legislation and regulation of the United Kingdom and any relevant foreign jurisdiction.

9.2 There are not in existence nor have there been, nor so far as the Sellers are aware are there pending, any investigations, enquiries or disciplinary proceedings by or on behalf of any governmental or other body in respect of the affairs of the Company.

9.3 All Permits necessary for the carrying on of the Company's business have been obtained and the terms thereof are being complied with.

9.4 There are no pending or threatened proceedings which might in any way affect the Permits and the Sellers are not aware of any reason why any of them should be suspended, threatened or revoked or be invalid.

9.5 Neither the Company nor a person for whose acts or defaults the Company may be vicariously liable has:-

         (a) induced a person to enter into an agreement or arrangement with the Company by means of an unlawful or immoral payment, contribution or gift or other inducement;

         (b) offered or made an unlawful or immoral payment, contribution, gift or other inducement to a government official or employee.

9.6 The Company has complied with all its duties and obligations under the Nurse Agencies Act 1957 or equivalent applicable legislation in any other jurisdiction.

9.7 So far as the Sellers are aware (without being under any obligation to make enquiries) there are no pending changes in the current exemption for agency nurses to undertake work in the United Kingdom on a working holiday visa.

10       EMPLOYMENT

10.1 The information set out in the employment section of the Disclosure Letter is accurate and shows as at the date of this Agreement the names, job title, date of commencement of employment or consultancy and date of birth of all officers, employees and consultants of the Company and all remuneration payable and other benefits which the Company is obliged to or actually provides (whether now or in the future) to each category of officers, employees and consultants, or former officers, employees or consultants or their dependants including particulars of all commission, incentive, profit sharing, bonus and share option schemes medical, permanent health insurance, directors' and officer's insurance, travel, car, redundancy and other benefit schemes, arrangements and understandings "the Schemes") which the Company has operated together with the entitlement to notice of different categories of employees, officers and consultants and the length of continuous employment of those categories of employees and officers for the purposes of the Employment Rights Act 1996 (the "ERA").

10.2 No remuneration is due from the Company to any category of officer, employee or consultant or former officer, employee or consultant other than the outstanding part of any current salaries, commissions and fees and other benefits which are payable to the present officers, employees and consultants. All forms PII(D) required to be submitted to the Inland Revenue in respect of benefits in kind for officers and employees of the Company have been accurately completed and duly submitted to the Inland Revenue.

10.3 No variation to any of the terms of employment or consultancy listed in the employment schedule to the Disclosure Letter has been agreed by the Company and no changes in fees, salaries, wages, pension contributions or other benefits have been made, announced or proposed to any category of officer, employee or consultant of the Company since the Balance Sheet Date and the Company is under no obligation to make any such changes with or without retrospective operation.

10.4 The Company has not, within a period of one (1) year immediately preceding the date of this Agreement, dismissed any employee by reason of redundancy or given or become obliged to give notice of any redundancies to the Secretary of State nor started nor been obliged to start consultation with any independent trade union under the relevant provisions of either the Trade Union and Labour Relations (Consolidation) Act 1992 or the ERA. The Company has no customary arrangement or agreed procedure for selecting employees for redundancy or any contractual redundancy scheme providing payments or benefits in addition to statutory entitlement.

10.5 The Company is not required to pay compensation for any breach of the Race Relations Act 1976, the Equal Pay Act 1970, the Sex Discrimination Acts 1975 and 1986, the Disability Discrimination Act 1995, the Employment Rights Act 1996 or for loss of office or damages for wrongful dismissal, or to make any payment in respect of redundancy, unfair dismissal, failure to inform and consult under either the Trade Union and Labour Relations (Consolidation) Act 1992 (the "TULR(C)A) the Transfer of Undertakings (Protection of Employment) Regulations 1981 or to reinstate or re-engage any former employee, nor has any gratuitous payment been made in connection with the actual or proposed termination or suspension of employment or the variation of any contract of employment.

10.6 The Disclosure Letter contains copies of all the standard terms and conditions, staff handbooks and policies which apply to employees and consultants of the Company and identifies which terms and conditions apply to which employees and consultants.

10.7 There are no terms and conditions in any contract with any director, officer, employee or consultant of the Company pursuant to which such person will be entitled to receive any payment or benefit or such person's rights will change as a direct consequence of the transaction contemplated by this agreement.

10.8 All employees of the Company have received a written statement of particulars of their employment as required by section 1 of the ERA.

10.9 The Schemes have at all times been operated in accordance with their governing rules or terms.

10.10 No past or present director, officer, employee or any dependant thereof or any other participant in any Scheme has made any claim against the Company in respect of any Scheme and no event has occurred to the Sellers knowledge which could or might give rise to any such claim.

10.11 There are no amounts owing or agreed to be loaned or advanced by the Company to any directors, officers, employees and consultants of the Company (other than amounts representing remuneration accrued due for the current pay period, accrued holiday pay for the current holiday year or for reimbursement of expenses).

10.12 No director, officer or employee of the Company has given or received notice to terminate his employment.

10.13 There are no directors, officers or employees of the Company who are on secondment, maternity leave or absent on grounds of disability or other leave of absence (other than normal holidays or absence of no more than one week due to illness).

10.14 No directors, officers or employees of the Company are members of a trade union, staff association or any other body representing workers and no such union, association or body is recognised by the Company for the purposes of collective bargaining.

10.15 The Disclosure Letter contains copies of and full details of all rights and liabilities relating or pursuant to any collective agreements (whether with a trade union, staff association or any other body representing workers and whether legally binding or not) concerning the Company.

10.16 So far as the Sellers are aware within the three years preceding the date hereof the Company has not been engaged or involved in any trade dispute (as defined in section 218 of the TULR(C)A) with any employee, trade union, staff association or any other body representing workers and no event has occurred which could or might give rise to any such dispute and no industrial action involving employees of the Company, official or unofficial, is now occurring or threatened nor has any industrial relations or employment matter been referred either by the Company or its employees or by any trade union staff association or any other body representing works to ACAS for advice, conciliation or arbitration.

10.17 So far as the Sellers are aware no past or present director, officer, employee or consultant of the Company or any predecessor in business has any claim or right of action against the Company including any claim:-

         (a) in respect of any accident or injury which is not fully covered by insurance; or

         (b)      for breach of any contract of services or for services; or

         (c) for loss of office or arising out of or connected with the termination of his office or employment and no event or inaction has occurred which could or might give rise to any such claim.

10.18 There are no enquiries or investigations existing, pending or threatened affecting the Company in relation to any directors, officers, employees or consultants by the Equal Opportunities Commission, the Commission for Racial Equality or the Health and Safety Executive.

10.19 So far as the Sellers are aware, there are no terms or conditions under which any director, officer or employee of the Company is employed, nor has anything occurred or not occurred prior to Completion that may give rise to any claim for sex discrimination, race discrimination, disability discrimination or equal pay either under domestic United Kingdom or European Law whether by such director, officer.

10.20 So far as the Sellers are aware, the Company has complied in all material respects with all relevant provisions of the Treaty of Rome, EC Directives, statutes, regulations, codes of conduct, collective agreements, terms and conditions of employment, orders, declarations and awards relevant to the Company's directors, officers, employees and consultants or the relations between the Company and any trade union, staff association or any other body representing workers.

10.21 The Company has not entered into any agreement and no event has occurred which may involve the Company in the future acquiring any undertaking or part of one such that the Transfer of Undertakings (Protection of Employment) Regulations 1981 may apply thereto.

10.22 In relation to any transactions prior to the date of this Agreement to which the following legislative provisions apply, the Sellers and the Company have complied with their obligations to inform and consult with Trade Unions and other representatives of workers and to send notices to the Secretary of State pursuant to s.188 - 194 of the TULR(C)A and Regulations 10 and 11 of the Transfer Regulations. In relation to the transaction to which this Agreement relates, the Seller and Company have complied with such obligations pursuant to s.188 - 194 of the TULR(C)A.

10.23 The Company has maintained adequate and suitable records regarding the service of its directors, officers, employees and consultants such records comply with the requirements of the Data Protection Act 1984.

10.24 The Company has not entered into any agreement or arrangement for the management or operation of its business or any part thereof other than with its employees.

11       EVENTS SINCE BALANCE SHEET DATE

         Since the Balance Sheet Date:

11.1 the business of the Company has been carried on in the ordinary and usual course, without any interruption or alteration in its nature, scope or manner, and so as to maintain the same as a going concern;

11.2 there has been no material adverse change in the financial or trading position of the Company;

11.3 no dividends, bonuses or other distributions have been paid, declared or made in respect of any shares or stock of the Company;

11.4 no share or loan capital of the Company has been allotted or issued or agreed to be allotted or issued and the Company has not undergone any capital reorganisation or change in its capital structure;

11.5 the Company has not other than in the ordinary course of trading disposed of, or agreed to dispose of, an asset or assumed or incurred or agreed to assume or incur a liability, obligation or expense (actual or contingent);

11.6 the Company has not acquired or agreed to acquire an asset for an amount which is higher than open market arms-length value;

11.7 the Company has not repaid any sum in the nature of borrowings in advance of any due date or made any loan or incurred any indebtedness;

11.8 the Company has not paid nor is under an obligation to pay any service, management or similar charges or any interest or amount in the nature of interest to any other person or incurred any liability to make such a payment or made any payment to any Seller or any of their Related Parties;

11.9     as regards the Sole Agency Business no customer has

         11.9.1   ceased; or

         11.9.2 materially reduced its trade with the Company or informed or threatened the Company that it may so cease or materially reduce such trade, or altered the terms of trade to the Company's disadvantage;

11.10 as regards the Homecare Business and the Non-Contract Client Business no customer has ceased or materially reduced its trade with the Company or informed or threatened the Company that it may so cease or materially reduce such trade, or altered the terms of trade to the Company's disadvantage, in each case such as is material in the context of the Company's business.

12       SHARES AND SECURITIES

12.1 There is no Encumbrance in relation to any of the shares or unissued shares of the Company and are no options or other agreements or arrangements outstanding which call for the sale, transfer, issue, allotment, conversion, redemption or repayment of, or accord to any person the right (whether exercisable now or in the future and whether contingent or not) to call for the sale, transfer, issue, allotment, conversion, redemption or repayment of, any shares, loan stock or other securities in the capital of the Company and there are no claims, charges, liens, equities or Encumbrances on the shares issued or unissued of the Company.

13       LOANS

13.1 Details of all financial facilities available to the Company are contained in the Disclosure Letter. The Company has no borrowings.

13.2 The Company has not factored any of its debts or engaged in any financing of a type which would not require to be shown or reflected in its accounts.

13.3 The Company is not party to and is not liable (including contingently) under a guarantee indemnity or other agreement to secure or incur a financial or other obligation with respect to another person's obligation.

13.4 The Company does not have nor has it had an investment or other grant or subsidy made to it by any person.

13.5 A statement in the agreed terms of all the bank accounts of the Company as at the opening of business on the date of this Agreement has been supplied to the Buyer and the balances are as stated in the statement. The Company does not have any other bank or deposit accounts not included in such statement. Since such statement there have been no payments out of any such account except for routine payments.

14       LITIGATION ETC.

14.1 Except as plaintiff in proceedings relating to the collection of debts arising in the ordinary course of business of less than (pound)5,000 each and (pound)10,000 in aggregate;

         14.1.1 the Company is not involved and has not during 4 years ending on the date hereof been involved (whether as plaintiff or defendant or otherwise), in any civil, criminal or arbitration proceedings or in any other proceedings in any jurisdiction and no such proceedings are threatened or pending; and

         14.1.2 no person for whose acts or defaults the Company may be liable is, or has during 4 years ending on the date hereof has been involved (whether as plaintiff or defendant or otherwise), in any civil, criminal or arbitration proceedings or in any other proceedings in any jurisdiction resulting from their conduct in relation to the Company's business and no such proceedings are threatened or pending.

14.2 So far as the Sellers are aware there are no facts which are likely to result in any such proceedings being brought by or against the Company or against any person for whose acts or defaults the Company may be vicariously liable or whom the Company is liable to indemnify.

14.3 There is no outstanding judgment, order, decree, arbital award or decision of a court, tribunal, arbitrator or government agency in any jurisdiction against the Company or a person for whose acts or defaults the Company may be vicariously liable.

15       INSOLVENCY

15.1 No order has been made or petition presented or resolution passed for the winding up of the Company or for the appointment of a provisional liquidator to the Company or for an administration order in respect of the Company.

15.2 No distress, execution or other process has been levied on any of the assets of the Company.

15.3 The Company has not stopped payment of its debts as they fall due nor is insolvent or unable to pay its debts for the purposes of section 123 of the Insolvency Act 1986 (but for this purpose ignoring the reference to "if it is proved to the satisfaction of the court that" in section 123(1)(e) and 123(2)).

15.4 No administrative receiver or receiver and manager or receiver has been appointed of the whole or part of the business or assets of the Company.

15.5 No voluntary arrangement under Section 1 of the Insolvency Act 1986 has been proposed or approved in respect of the Company. No compromise or arrangement under Section 425 of the Companies Act 1985 has been proposed, agreed to or sanctioned in respect of the Company. Neither the Company nor any of the Sellers has entered into any compromise or arrangement with its or their respective creditors generally or any class of its or their respective creditors.

15.6 No action has been taken by the Registrar of Companies to strike the Company off the register under Section 652 of the Companies Act 1985.

15.7 None of the Sellers has been made bankrupt nor has a petition been presented to make any of them bankrupt.

16       INSURANCES

16.1 Details of all current insurances effected by the Company are set out in the Disclosure Letter (the "Policies") and all such insurances are valid and effective and not void or voidable and all premiums have been duly paid to date and so far as the Sellers are aware there is no fact or matter which could lead to any such policy being avoided or repudiated.

16.2 No claim is outstanding as to any of the Policies and so far as the Sellers are aware no matter exists which might give rise to a claim under any of the Policies.

17       OTHER

17.1 No person is entitled to receive from the Company a finder's fee, brokerage or commission in connection with this Agreement or anything in it and the Company is not liable to pay to any of its directors, employees, agents and advisers any sum whatsoever in connection with the sale of the Shares.

18       CONSTITUTION

18.1 The Company has the power to carry on its business as now conducted and the business of the Company has at all times been carried on intra vires.

         REGISTER OF MEMBERS

18.2 The register of members of the Company has been properly kept and contains true and complete records of the members from time to time of the Company and the Company has not received any notice or allegation that any of them is incorrect or incomplete or should be rectified.

         POWERS OF ATTORNEY

18.3 The Company has not executed any power of attorney or conferred on any person other than its directors, officers and employees any authority to enter into any transaction on behalf of or to bind the Company in any way and which power of attorney remains in force or was granted or conferred within three years of the date of Completion.

         STATUTORY BOOKS AND FILINGS

18.4     (a)      The statutory books of the Company are up-to-date, in its
                  possession and are true and
                  complete in accordance with the law.

         (b) All resolutions, annual returns and other documents required to be delivered to the Registrar of Companies (or other relevant company registry or other corporate authority in any jurisdiction) have been properly prepared and filed and are true and complete and the common seal of the Company is in its possession.

19       PENSIONS

19.1 Save as disclosed the Company is under no obligation or commitment, nor is it a party to any custom or practice, to pay, provide or contribute towards any "RELEVANT BENEFITS" within the meaning of section 612 of the TA (ignoring the exception in that section), or sickness or disability benefits, to or in respect of any person and has not at any time participated in or contributed towards any scheme or arrangement (including personal pension schemes and retirement annuity contracts) which has as its purpose or one of its purposes the provision of any such benefits (other than schemes which have been fully wound up).

19.2 No undertaking or assurance (whether legally binding or not) has been given by the Company to any person as to the continuance, introduction, increase or improvement of any such benefit or scheme or arrangement as is referred to in paragraph 19.1 of this schedule as disclosed.

19.3 Full and accurate details of the payments made to the personal pension plans of Wendy Thompson and David Thompson have been supplied to the Buyer or the Buyer's Solicitors.

                                   SCHEDULE 2

                                     PART 2

                                   LIMITATIONS


1.1 The Warranties are given subject to the matters disclosed in this Agreement and in the Disclosure Letter.

1.2 The Sellers shall not be liable in respect of any claim under the Warranties unless they shall have received from the Buyer written notice giving details of the relevant claim including, if reasonably practicable, the Buyer's estimate of the amount of the claim:

         1.2.1 in the case of any claim other than a claim for breach of Warranties relating to Taxation, within a period of two years after Completion;

         1.2.2 in the case of any claim under the Warranties relating to Taxation, within a period ending on 28 November 2006;

         and so that any such claim shall (if not previously satisfied, settled or withdrawn) be deemed to have been waived or withdrawn at the expiration of twelve months after notification of such claim unless proceedings in respect of such claim shall then have already been served upon the Sellers.

1.3 The Sellers shall not be liable in respect of any claim under the Warranties:-

         1.3.1 if and to the extent that such liability arises or is increased as a result of:-

                  (a) any voluntary act or omission of the Buyer or the Company or of any holding company or subsidiary of either of them or their respective successors in title after Completion otherwise than in the ordinary course of business as carried on at the date of this Agreement, pursuant to a legally binding obligation incurred prior to the date of this Agreement or required by law or applicable regulation; or

                  (b) any change in any rate of Taxation made after Completion with retroactive effect; or

                  (c) legislation being introduced or amended or a judgment made the effect of which is to restate common law after the date of this Agreement;

         1.3.2 if and to the extent that provision or reserve in respect of the matters giving rise to such liability has been made in the Accounts; or

         1.3.3 if and to the extent that such liability relates to Taxation for which the Company is or may become liable wholly or primarily as a result of transactions or the implementation of transactions in the ordinary course of its business after the Balance Sheet Date; or

         1.3.4 if and to the extent that the Buyer or the Company have made recovery (and subject to full recovery of the costs of such recovery and after deduction of any tax paid in respect of such recovery) in respect of any loss or damage suffered by either of them arising out of the breach of Warranty under the terms of any insurance policy for the time being in force; or

         1.3.5 which would not have arisen but for anything expressly provided to be done pursuant to this Agreement or which is otherwise done at the written request or with the consent of the Buyer; or

         1.3.6 if any claim arising under the Warranties shall arise by reason of some liability of the Buyer or the Company which at the time the claim is notified to the Sellers is contingent only, in which case the Sellers shall not be under any obligation to make any payment in respect of such claim until such time as the contingent liability becomes an actual liability and is due and payable.


1.4 In addition, the Sellers shall not be liable in respect of any claim under the Warranties to the extent that the amount by which any Taxation for which the Company is or would be liable to be assessed or accountable is reduced or extinguished as a result of the matter giving rise to such claim.

1.5 The Sellers shall not be liable in respect of any claim under this Agreement unless and until the liability of the Sellers for all such claims exceeds in aggregate (pound)100,000 after taking inTO account all amounts available for set off or deduction pursuant to the provisions of this schedule

1.6 The total liability of the Sellers arising by reason of any claims under this Agreement and the Tax Deed shall not exceed the aggregate amount of (pound)8,500,000.

1.7 If the Buyer or the Company is entitled to recover from some other person any sum in respect of any matter or thing which is or has been the subject of a successful claim under the Warranties, the Buyer shall, and shall procure that the Company shall, if so required by the Sellers and at the cost of the Sellers, take all appropriate and reasonable steps to enforce such recovery (subject to the Buyer being indemnified and secured to its reasonable satisfaction against all costs and expenses which may be incurred by reason of such action). The Buyer shall have no obligation to take any action which in its opinion would or is likely to cause material damage to the business or goodwill of the Company or any member of the Buyer's Group.

1.8 The Buyer shall reimburse to the Sellers any amounts subsequently recovered by or paid to the Buyer or the Company from or by any third party in respect of any matter or liability in respect of which the Sellers have paid any sum to the Buyer and/or the Company under the Warranties up to a maximum sum equal to the amount paid provided that the Buyer and/or the Company shall be entitled to deduct from such amounts all reasonable expenses of recovery and Taxation payable in respect of such amounts.

1.9 The only remedy of the Buyer in respect of a claim under the Warranties shall be in damages and no breach of Warranty shall entitle the Buyer to rescind or terminate this Agreement.

1.10 No successful claim under the Warranties relating to Taxation shall become payable until one calendar month prior to the date on which the Taxation in respect of which the claim is made becomes legally due and payable.

1.11 Nothing in this Agreement or in the Warranties shall be deemed to relieve the Buyer or the Company from any common law duties to mitigate any loss or damage incurred by it or them.

1.12 The Buyer shall promptly give to the Sellers such information as they may reasonably request to enable them to investigate such claim and their potential liability in respect of such claim;

         1.12.1 the Buyer shall procure that the Company shall take such action as the Sellers may reasonably request in writing to avoid, dispute, resist, appeal, compromise or defend any third party claim which is the subject of a warranty claim but subject to the Buyer or the Company being indemnified and secured to its reasonable satisfaction by the Sellers against all losses, costs, charges and expenses incurred and provided always that the Buyer shall not be required to procure the Company to take any action which in the reasonable opinion of the Buyer would be likely to or may materially damage or prejudice the business interests or goodwill of the Company. If the Sellers do not request the Buyer or the Company to take any such action within 30 days of the notice to the Sellers, the Buyer or the Company shall be free subject to paragraph
                  1.11 above to admit, settle, pay or discharge the claim;

         1.12.2 Any failure by the Sellers to exercise their entitlement under paragraph 1.12.1 above shall not prejudice their rights under this Agreement.

                                   SCHEDULE 2

                                     PART 3

                               BUYER'S WARRANTIES


1        DOCUMENTS DELIVERED
         The Buyer has delivered to the Sellers:

1.1 a true and complete copy of the Buyer's audited financial statements comprising the profit and loss account for the accounting period ended 30 September 1999 and the balance sheet as at 30 September 1999 together with the notes on such financial statements, directors' report and auditors certificate (the "BUYER'S ACCOUNTS"); and

1.2      a true and complete copy of:

         1.2.1    the memorandum and articles of association of the Buyer;

         1.2.2 the securities purchase agreement between the Buyer and Transworld Holdings (UK) Limited dated 17 December 1999;

         1.2.3 a schedule showing the categories of shareholders and holders of warrants of the Buyer as at the date of this Agreement;

         1.2.4    the warrant instrument dated 17 December 1999; and

         1.2.5    the voting trust agreement dated 17 December 1999.

         all as annexed to this Agreement and initialled by or on behalf of the Parties for identification, together known as the "BUYER'S INFORMATION".

2        BUYER'S INFORMATION

2.1      Save as disclosed in the Buyer's Information:

         2.1.1    the Buyer has no share capital in issue; and

         2.1.2 there are no options or other agreements or arrangements outstanding which call for the sale, transfer, issue, allotment, conversion, redemption or repayment of, or accord to any person the right (whether exercisable now or in the future and whether contingent or not) to call for the sale, transfer, issue, allotment, conversion, redemption or repayment of, any shares, loan stock or other securities in the capital of the Buyer and there are no claims, charges, liens, equities or Encumbrances on the shares issued or unissued of the Buyer; and

2.2 the particulars given in the Buyer's Information of all categories of registered holders of its issued Share Capital or such rights as are referred to in paragraph 2.1.2 are true and accurate.

3        ACCOUNTS

3.1 The Buyer's Accounts comply with the Companies Act 1985 and all other applicable statutes and regulations and show a true and fair view of the state of affairs of the Buyer as at 30 September 1999 and of its results for the financial period ended on 30 September 1999;

                                   SCHEDULE 3

                                     PART I

                                   UK PREMISES

UNITED KINGDOM - LEASEHOLD
2 TAVISTOCK PLACE  LONDON WC1

      DOCUMENT      PROPERTY       DATE          PARTIES               CURRENT             CURRENT         ESTATE
                                                                       TENANT              LANDLORD        OWNER
1     Lease         Basement       20 December   Markheath             Nightingale         London &        Nightingale
                                   1995          Properties            Nursing Bureau      Regional        Nursing
                                                 Limited (1)           Limited             Properties      Bureau
                                                 Nightingale Nursing                       (awaiting       Limited
                                                 Bureau Limited (2)                        confirmation)
                                                 D T Thompson and
                                                 W-A Thompson
                                                 Guarantors (3))

2     Lease         Lower Ground   27 July 1992  Markheath             Nightingale         London &        Nightingale
                    Floor                        Properties            Nursing Bureau      Regional        Nursing
                                                 Limited (1)           Limited             Properties      Bureau
                                                 D T Thompson and                          (awaiting       Limited
                                                 W-A Thompson (2)                          confirmation)

3     Lease         Ground Floor   16 May 1995   Markheath             Nightingale         London &        Nightingale
                                                 Properties            Nursing Bureau      Regional        Nursing
                                                 Limited (1)           Limited             Properties      Bureau
                                                 Nightingale Nursing                       (awaiting       Limited
                                                 Bureau Limited (2)                        confirmation)
                                                 D T Thompson and
                                                 W-A Thompson (3)

4     Licence to    Lower Ground   20 January    Markheath
      Assign        Floor and      1995          Properties
                    Ground Floor                 Limited (1)
                                                 D T Thompson and
                                                 W-A Thompson (2)
                                                 Nightingale Nursing
                                                 Bureau Limited (3)

5     Assignment    Lower Ground   21 February   David Theodore
                    Floor          1995          Thompson and Wendy-
                                                 Anne Thompson (1)
                                                 Nightingale Nursing
                                                 Bureau Limited (2)

6     Rent Review   Ground Floor   18 September  TBI plc (1)
      Memorandum                   1997          Nightingale Nursing
                                                 Bureau Limited (2)

7     Deed of       Ground Floor   20 December   Markheath
      Variation     and Lower      1995          Properties
                    Ground Floor                 Limited (1)
                                                 Nightingale Nursing
                                                 Bureau Limited (2)


                                                             PART II

                                                     AUSTRALIAN PREMISES

AUSTRALIA - LEASEHOLD
48-52 ALFRED STREET, MILSONS POINT, NEW SOUTH WALES, AUSTRALIA

8     Lease         Suite 13       28 June 1999  Juketop Pty Limited   Nightingale         Juketop         Nightingale
                                                 ACN 056 896 327 (1)   Nursing Bureau      Pty             Nursing
                                                 Nightingale Nursing   Limited (2)         Limited         Bureau
                                                 Bureau Limited (2)                        ACN 056         Limited
                                                                                           896 327


      DOCUMENT      RENT           TERM DATES    RENT         RENT           USE
                                                 PAYMENT      REVIEW DATE
1     Lease        (pound)         25 December   Quarterly    25 March       Offices within Class
                    6,000 pa       1995 to 27    in advance   1997           B1(a) of the Town and
                    subject        July 2002                                 Country Planning (Use
                    to review                                                Classes) Order 1987





2     Lease        (pound)         10 years      Quarterly    25 March       Offices within Class
                   9,120 pa        from 27       in advance   1997           B1(a) of the Town and
                   subject         July 1992                                 Country Planning (Use
                   to review                                                 Classes) Order 1987


3     Lease        (pound)         10 years      Quarterly    25 March       Offices within Class
                   5,500 pa        from 27       in advance   1997           B1(a) of the Town and
                   subject         July 1992                                 Country Planning (Use
                   to review                                                 Classes) Order 1987




4     Licence to
      Assign






5     Assignment





6     Rent Review
      Memorandum


7     Deed of
      Variation












8     Lease        $16,450         23 April      Monthly      Not            Commercial offices
                   per             1999 to 22    in advance   applicable     including operation as a
                   annum           April 2003                                nursing employment bureau



                                                          70

                                   SCHEDULE 4

                                    TAX DEED

                                  DATED: 2000

BETWEEN:

(1) The several persons whose names and addresses are set out in schedule 1 ("THE SELLERS") and

(2) TRANSWORLD HEALTHCARE (UK) LIMITED ("THE COMPANY") a company incorporated in England and Wales with registered number 3370146, having its registered office at Balderton Hall, South Drive, Balderton, Newark, Nottinghamshire NG24 3TR ("THE BUYER");

PRELIMINARY

This Deed is entered into pursuant to an agreement dated April 2000 (the "Agreement") made between the Sellers and the Buyer for the sale and purchase of the whole issued share capital of Nightingale Nursing Bureau Limited (the "Company").

1        DEFINITIONS AND INTERPRETATION

         In this Deed unless inconsistent with the context or otherwise specified:

         1.1      the following expressions have the following meanings:

                  "BUSINESS DAY"         : a day on which the clearing banks are
                                           open in London for the transaction of
                                           all normal business.

                  "EVENT"                : any event, act, transaction or
                                           omission and without limitation
                                           includes the earning, receipt or
                                           accrual of any profit, income or
                                           gains or any distribution, failure to
                                           distribute, acquisition, disposal,
                                           transfer,
                                           payment, loan or advance, and
                                           membership of a group or VAT group;

                  "RELIEF"               : includes any loss, relief, allowance,
                                           exemption, set-off, deduction, right
                                           to repayment or credit or other
                                           relief of a similar nature granted by
                                           or available in relation to Taxation
                                           pursuant to any legislation or
                                           otherwise;

                  "TAXATION OR TAX"      : includes any form of taxation, levy,
                                           duty, charge, contribution,
                                           withholding or impost of whatever
                                           nature (including any applicable
                                           fine, penalty, surcharge or interest)
                                           imposed by a Tax Authority;

                  "TAX AUTHORITY"        : any local, municipal, governmental,
                                           state, federal or other fiscal or
                                           revenue authority, body or official
                                           anywhere in the world (which shall
                                           include reference to customs and/or
                                           excise authorities) competent to
                                           impose Taxation;

                  "TAX CLAIM"            : includes any claim, assessment,
                                           notice, demand, letter or other
                                           document issued or any action taken
                                           by or on behalf of a Tax Authority
                                           (or any other circumstance in
                                           relation to the operation of the pay
                                           and file system concerning the
                                           running of tax affairs) from which it
                                           appears that the Company is liable or
                                           is sought to be made liable to make
                                           any payment to a Tax Authority or to
                                           any other person (whether or not the
                                           same is primarily payable by the
                                           Company and whether or not the
                                           Company shall or may have any right
                                           of reimbursement against any other
                                           person) or is denied or sought to be
                                           denied any Relief or is denied or
                                           sought to be denied any repayment of
                                           Taxation within clause 2.2 below;

                  "TAXATION STATUTES"    : means all statutes, statutory
                                           instruments, decrees, orders,
                                           enactments, directives and
                                           regulations whether domestic or
                                           foreign, providing for or imposing
                                           tax.

         1.2 Words and expressions defined in the Agreement shall bear the same meanings wherever used herein and those provisions of the Agreement dealing with construction or interpretation, governing law, jurisdiction, service of notice and agents for the service of process shall (except where otherwise provided) apply equally herein.

         1.3 References to any English legal term for any action, remedy, method of judicial proceedings, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term.

         1.4 Any reference to an Event occurring on or before Completion shall be deemed to include a reference to an Event which is deemed for the purposes of any Taxation to have occurred on or before Completion and any reference to an Event occurring shall be deemed to include any Event which is deemed to have occurred for the purposes of any Taxation.

2        COVENANT

         2.1 Subject as hereinafter provided the Sellers hereby covenant to pay the Buyer an amount equal to any liability:

                  2.1.1 of the Company for Taxation which arises in connection with or as a result of one or more Events occurring on or before Completion whether or not the Taxation is chargeable against or attributable to any other person;

                  2.1.2 of the Company for Taxation which would not otherwise have been payable but for the loss, reduction, modification or cancellation of some Relief as a result of an Event occurring on or before Completion where the Relief has been shown as available as an asset in the Accounts or has been taken into account in computing any provision for deferred taxation or otherwise which appears in the Accounts or has resulted in no provision for deferred tax being shown in the Accounts;

                  2.1.3 of the Company for Taxation which would have arisen in consequence of an Event occurring on or before Completion but which is not payable as a result of the utilisation or set-off of some Relief where such Relief has arisen in respect of an Event occurring after Completion;

                  2.1.4 of the Buyer or the Company for costs, charges, interest, fines, penalties or expenses incurred by the Buyer or the Company in connection with any Tax Claim or liability for Taxation as mentioned in this clause 2.1 or clause 2.2 or in taking or defending any action under this Deed;

                  2.1.5 of the Company for Taxation which is properly attributable to and/or primarily the liability of any of the Sellers or to any company controlled by the Sellers and for which the Company is liable as a result of any of the Sellers or any company controlled by the Sellers failing to discharge its primary liability;

                  2.1.6 of the Company for Taxation in respect of or by reference to any income profits or gains earned accrued or received on or before Completion;

                  2.1.7 of the Company for Taxation which arises in connection with or as a result of any failure correctly to operate the PAYE or national insurance contributions systems and in particular but without prejudice to the foregoing in respect of any nurse registered with the Company who undertakes to work in a patient's home who is not a "qualified nurse" as defined by the Inland Revenue or who is subsequently found to be unqualified;

                  2.1.8 of the Company for Taxation in connection with the declaration and payment of a scrip dividend and in particular any of the transactions set out or referred to in the Board Minutes of the Company dated 4 April 2000.

          2.2 Any Taxation (including any repayment supplement or interest) which would have been repaid but for the loss, reduction, set-off or cancellation of any right to repayment of such Taxation in consequence of an Event occurring on or before Completion shall for the purposes of clause 2.1.1 be deemed to be Taxation for which the Company is liable and which arises in consequence of the Event.

3        LIMITATIONS TO THE COVENANT

         3.1 The Sellers shall not be liable in respect of any claim under the Tax Deed unless they shall have received from the Buyer written notice giving details of the relevant claim including, if reasonably practicable, the Buyer's estimate of the amount of the claim within a period ending on 28 November 2006 and so that any such claim shall (if not previously satisfied, settled or withdrawn) be deemed to have been waived or withdrawn at the expiration of twelve months after notification of such claim unless proceedings in respect of such claim shall then have already been served upon the Sellers.

         3.2 The Sellers shall not be liable in respect of any claim under the Tax Deed to the extent that the Buyer has recovered an amount in respect of the same liability under the Agreement save that nothing in this clause 3.2 shall fetter the right of the Buyer to choose whether to claim under the Warranties or the Tax Deed.

         3.3 The Sellers shall not be under any liability under this Deed to the extent that:-

                  3.3.1 provision or reserve has been made for such liability in the Accounts; or

                  3.3.2 the liability arises as a result of transactions in the ordinary course of business since the Balance Sheet Date and for this purpose, but without limitation, the following shall not be regarded as being in the ordinary course of business:-

                           (i) the declaration or payment of any dividend or the making of any other distribution; or

                           (ii) any transaction entered into by the Company in circumstances where the consideration (if any) received by or as the case may be, paid by the Company in respect thereof is less than or more than the consideration deemed to have been received or paid for Taxation purposes but to the extent only of the Tax Claim arising in respect of the amount by which the deemed consideration exceeds or is less than the actual consideration; or

                           (iii) the Company ceasing or being deemed to cease, for Taxation purposes, to be the member of any group or associated with any other company or person whether in consequence of the entering into of the Sale Agreement or anything done under it or otherwise; or

                           (iv) an Event which gives rise to a liability on the Company in respect of the income, profits or gains, whether actual or deemed of any non-resident person; or

                           (v) any other Event which gives rise to a liability to Taxation on deemed (as opposed to actual) income, profits or gains; or

                           (vi) any disposal of a capital asset for a consideration in excess of (pound)10,000; or

                           (vii) any failure by the Company to comply with any provision of the Taxation Statutes or correctly to operate the PAYE or National Insurance Systems

                  3.3.3 such liability arises or is increased only as a result of any increase in the rates of Taxation occurring after the Balance Sheet Date with retrospective effect;

                  3.3.4 such liability arises or is increased as a result of any act or omission of the Buyer, the Company or of any holding company or subsidiary of either of them or their respective successors in title after Completion otherwise than in the ordinary course of business as carried on at the date of this Deed and otherwise than pursuant to a legally binding obligation incurred prior to the date of this Deed and otherwise than as required by law or applicable regulation;

                  3.3.5 any claim shall arise by reason of some liability of the Buyer or the Company which at the time the claim is notified to the Sellers is contingent only, in which case the Sellers shall not be under any obligation to make any payment in respect of such claim until such time as the contingent liability becomes an actual liability and is due and payable;

                  3.3.6 the amount by which any Taxation for which the Company is assessed has at the time of payment in respect of any Tax Claim by the Sellers to the Buyer under this Deed or the Agreement, already been reduced or extinguished as a result of the matter giving rise to such claim (other than a reduction in a liability to Tax which would otherwise have itself given rise to a payment hereunder); or


         3.4 The total liability of the Sellers arising by reason of any claims under this Deed and the Agreement shall not exceed the aggregate amount of (pound)8,500,000.

         3.5 No claim under this Deed shall entitle the Buyer to rescind or terminate the Agreement.

4        CLAIMS PROCEDURES

         4.1 The Buyer shall, and shall procure that the Company shall, as soon as reasonably practicable, give written notice to the Sellers of any Tax Claim. Any failure by the Buyer to comply with the foregoing shall entitle the Sellers to claim for any resulting loss to the Sellers but shall not prejudice any claim by the Buyer under this Deed.

         4.2 The Buyer shall and shall procure that the Company will take such action as the Sellers may reasonably request to avoid, dispute, resist or compromise the Tax


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                  Claim. If the Sellers do not request the Buyer to take any such action within 21 days of notice to the Sellers pursuant to clause 4.1 the Buyer shall be free to admit, settle, pay or discharge the Tax Claim.

         4.3 The Sellers shall have the right to have any action referred to in clause 4.2 conducted by professional advisers nominated by them for this purpose provided that:

                  4.3.1 the Buyer is kept informed of all matters pertaining to such action;

                  4.3.2 the appointment of solicitors or other professional advisers shall be subject to the approval of the Buyer (such approval not to be unreasonably withheld or delayed);

                  4.3.3 the Sellers shall make no settlement or compromise of the Tax Claim which is the subject of the action without the prior written approval of the Buyer (such approval not to be unreasonably withheld or delayed);

                  4.3.4 no material communication, written or otherwise, pertaining to the dispute (and in particular no proposal for or consent to any settlement or compromise thereof) shall be transmitted to the Inland Revenue, H.M. Customs & Excise or other taxation authority or governmental body or authority without the same having been submitted to and approved by the Buyer, such approval not to be unreasonably withheld or delayed;

                  4.3.5 no application shall be made for postponement of Tax unless the Buyer and the Company shall be provided with such security as the Buyer may reasonably require in respect of sums subsequently becoming payable under this Deed; and

                  4.3.6 the Sellers shall not be entitled to resist any Tax Claim before any court, tribunal or other appellate body unless it has been advised by a professional tax adviser of appropriate seniority, after disclosure of all relevant information and documents, that it is reasonable to resist the Tax Claim in the manner proposed by the Sellers.



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         4.4      The Buyer shall and shall procure that the Company shall give the Sellers all reasonable co-operation, access and assistance, technical or otherwise, for the purpose of resisting such a Tax Claim provided that each of the Buyer and the Company is indemnified to the reasonable satisfaction of the Buyer by the Sellers against all losses (including additional Tax Claims, reasonable costs, damages and expenses) which may thereby be incurred.

5        PAYMENTS

                  5.1.1 The Sellers shall pay the Buyer any amount which is required to be paid by the Sellers pursuant to clause
                           2.1.1 in cleared funds on or before the fifth Business Day prior to the date on which the Taxation in question is recoverable by or payable to the Tax Authority demanding the Taxation or the day on which any repayment (or increased repayment) of Tax which, but for such Tax Claim, would have been available would have been due;

                  5.1.2 notice of the amount of the payment required to be made by the Sellers under clauses 2.1.2, 2.1.3, 2.1.4, 2.1.5, 2.1.6, 2.1.7, 2.1.8 or 2.2 shall be given in writing by the Buyer and the Sellers shall pay the amount to the Buyer on or before the fifth Business Day following the date of the notice;

                  5.1.3 if any sum due under clause 2 is not paid by the Sellers by the later of the due date and the date seven days after the date of the demand made therefor, the same shall carry interest (from such later date until the date of payment) at the rate of two per cent. over base rate for the time being of National Westminster Bank PLC (or in the absence of such rate at such equivalent rate as the Buyer shall reasonably select) save that interest shall not start to run in respect of any payments of Tax above until the day on which the Company makes the payment of Tax due.

          5.2 All sums payable by the Sellers to the Buyer shall be paid insofar as it is lawful free and clear of all deductions and withholdings whatsoever.



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6        RECOVERIES

          6.1 Subject to clause 6.3 and clause 3.3.6 in calculating amounts due from the Sellers under this Deed no account shall be taken of any entitlement of the Buyer or the Company to make any recovery in respect of that amount or the circumstances giving rise to the same from some other person or of any Relief or other benefit which may become available to the Buyer or the Company in consequence of the Tax Claim in question, or the circumstances giving rise to the same.

          6.2 If the Buyer or the Company is or becomes entitled to recover from some other person (not being the Company or any employee of the Company or (in a case where recovery from the same could reasonably be expected significantly to damage the Business) a customer but including, inter alia, any Tax Authority) any amount in respect of the Tax Claim which has resulted in a payment by the Sellers to the Buyer under this Deed, then the Buyer shall promptly notify the Sellers of the said entitlement and, if so required by the Sellers and if the Sellers shall undertake to pay all costs and expenses reasonably incurred by the Buyer and the Company, shall take all reasonable steps to enforce or procure that the Company shall enforce the recovery (keeping the Sellers fully informed of progress).

          6.3     If the Buyer or the Company receive:

                  6.3.1   a recovery as mentioned in clause 6.2; or

                  6.3.2 a Relief (other than a Relief provided for in the Accounts) or other benefit as a result of a claim for Tax giving rise to a claim by the Buyer under the terms of this Deed (other than a reduction in a liability to Tax which would otherwise have itself given rise to a payment hereunder), then the Buyer shall promptly pay to the Sellers an amount equal to so much of that Relief or other benefit received or sum recovered (less any Tax paid by the recipient in respect thereof and less any costs and expenses reasonably incurred by the Buyer and the Company) as does not exceed the amount which the Sellers paid to the Buyer in respect of the Tax Claim in question (together with so much of any interest or repayment supplement paid to the recipient of the recovery or benefit in respect thereof as corresponds to the


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

                           proportion of the recovery or benefit accounted for under this clause 6.3, less any Tax thereon).

7        JOINT AND SEVERAL OBLIGATIONS

         All obligations of the Sellers created by this Deed shall be their joint and several obligations.

8        ASSIGNMENT

         8.1 Subject to clause 8.2 neither any of the Sellers nor the Buyer shall assign, encumber, dispose of or otherwise transfer any of their rights under this Deed without the prior written consent of the other Parties. The Buyer may assign within the Buyer's Group provided that if the assignee ceases to be a member of the Buyer's Group, the benefit of the assignment will be transferred back to a member of the Buyer's Group.

        8.2 It is hereby agreed and declared that the Buyer shall be entitled to assign the benefit of all or part of this Tax Deed by way of security to any lender, group of lenders, agent or security trustee by way of security for the borrowings, guarantees and/or other indebtedness of all or any part of the Buyer's Group made or to be made pursuant to facility or other agreements or any amendment, restatement or extension of them.

9        GENERAL

         The provisions of clause 9 of the Agreement shall be deemed incorporated herein as if expressly set out herein.

This Agreement has been signed as a deed and delivered on the date first stated on page 1 above.

Signed and delivered as a deed                       )
By Wayne Palladino as attorney for                   )
Transworld Healthcare (UK) Limited                   )
In the presence of:-                                 )       ..................


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Signed and delivered as a deed                       )
By Wendy-Anne Thompson                               )
In the presence of:-                                 )       ..................


Signed and delivered as a deed                       )
By Belinda Burgess                                   )
In the presence of:-                                 )       ..................



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Signed and delivered as a deed                       )
By Richard Thompson acting through                   )
His duly authorised attorney                         )
Wendy-Anne Thompson                                  )
In the presence of:-                                 )       ..................

Signed and delivered as a deed                       )
By David Thompson acting through                     )
His duly authorised attorney                         )
Wendy-Anne Thompson                                  )
In the presence of:-                                 )       ..................

Signed and delivered as a deed                       )
By W-A Thompson and DT Thompson                      )
As trustees for the Wendy Thompson                   )
1998 Settlement acting through their                 )
Duly authorised attorney                             )
Belinda Burgess                                      )
In the presence of:-                                 )       ..................

Signed and delivered as a deed                       )
By W-A Thompson and DT Thompson                      )
As trustees for the Doctor                           )
DT Thompson Bare Trust for Olivia                    )
Burgess acting through their                         )
Duly authorised attorney                             )
Belinda Burgess                                      )
In the presence of:-                                 )       ..................



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                                   SCHEDULE 5

                               ACCOUNTING POLICIES


SPECIFIC POLICIES FOR THE PREPARATION OF THE DRAFT EARN OUT ACCOUNTS

The draft earn out accounts to be drawn up in accordance with clause 3 shall consist of a profit and loss statement together with associated notes. It shall be prepared in accordance with clauses 1 to 6 below.

1.       BASIS OF PREPARATION

1.1 The draft earn out accounts shall be prepared in accordance with the policies that appear, and in the order shown, below:
         a) the specific accounting policies set out in clauses 2 to 6 below;
         b) to the extent not covered by a) above, in accordance with the accounting policies, principle and practices, used in the preparation of the Accounts for the 12 month period ended 28 November 1999;
         c) to the extent not covered by a) or b) above, in accordance with UK GAAP as at the Accounts date, 28 November 1999.
1.2 The Australian profit and loss account will be prepared in the same way as that for the year ended 28 November 1999 on an accruals basis and will be consolidated in the same way.

2.     REVENUE RECOGNITION

2.1 Sales shall be recognised and included as turnover on the date the timesheet is entered onto the system, this date being the billing date. Services are billed to all clients based on individual nurse's time sheet information.

3.     COSTS RECOGNITION

3.1 All direct costs of nursing services, including but not limited to nurses' wages and expenses shall be charged to the profit and loss on the date the associated timesheet is entered onto the system to match against the recognition of income with appropriate adjustments for prepayments and accruals.

3.2 All other costs, including Nightingale's central overheads and sales and marketing costs shall be expensed in the period they relate to with appropriate adjustments for prepayments and accruals. No accruals will be made for the holiday pay of office employees.


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3.3    Three fifths of the salary and any other remuneration paid by the company to Belinda Burgess shall be an expense in the earn out accounts.
3.4 Remuneration of up to (pound)30,000 paid by the Buyer on account of Nightingale (`The Company') to Wendy Thompson pursuant to her letter of appointment shall, unless waived by her, be an expense in the earn out accounts.
3.5 All costs charged should be those relating exclusively to the business of Nightingale.
3.6 A 33% writeback of gross holiday pay collected will be credited to the profit & loss account in each of the earn out years. The remaining 67% collected will be set up as a reserve against which legitimate actual holiday pay claims will be offset during the course of the earn out years. Should the legitimate actual claims for holiday pay during an earn out year be greater than 67% of gross holiday pay collected relating to that period the excess claimed and paid will be a charge against the 33% credited to the relevant earn out accounts.
3.7 Any charges (excluding any intercompany charge arising from the payment of up to (pound)30,000 to Wendy Thompson set out in 3.3. above) including management charges allocated to the Company in respect of the Buyer's Group shall be excluded.
3.8 Full accrual shall be made for all other staff costs, including for the avoidance of doubt, bonuses payable to directors and employees. Bonuses shall only be payable to staff and directors other than Jan Baum (UK) and Cathy Bouvy (Australia) for whom contractually defined amounts are payable, if after an accrual is made for their payment the required earn out profit of (pound)1.32 million remains for the year ending 3 December 2000 and (pound)1.584 million remains for the year ending 2 December
       2001. In the event that either Jan Baum or Cathy Bouvy terminate their employment with the company during the course of the earn out period any bonus relating to any replacement for either Jan Baum or Cathy Bouvy should be added back for the purposes of calculation of the earn out profit to the extent that, when aggregrated with bonuses already paid in the period, it exceeds the amount that either Jan Baum or Cathy Bouvy would have earned had they remained with the company.
       Any bonus payable in excess of 5% of gross salary for individuals other than those named above or their replacements will be treated as an addback in the earn out accounts.
3.9 An adjustment shall be made in order to ensure that Nightingale does not incur a duplication of charges due to changing over insurance policies, for example any `run off' insurance costs will not be charged as an expense in the earn out accounts. A minimal increment in insurance costs is anticipated with an estimate of the total cost being (pound)28,000 per annum.
3.10 Minimal additional net financial reporting costs will be deducted. These are anticipated as being the reasonable costs of employing an accountant or book-keeper to provide


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       information necessary for the Buyer if and only if the Buyer cannot, in its reasonable view, get Shirley McDonnell or another employee of the Company to provide such information (without incurring material expenditure in training Shirley McDonnell or such other employee). Nightingale will not suffer audit charges during the earn out period.
3.11 Interest or other charges charged by the companies in the Buyer's Group or charged by third parties in respect of monies lent to the Company shall be added back.
3.12 An adjustment shall be made to eliminate any exceptional expenditure or excess depreciation incurred by Nightingale at the direction of the Buyer which is not incurred for the benefit of Nightingale's business. In the case of exceptional expenditure which has not been so eliminated, if the payback period is not within the earn out period then associated net costs will not be charged in the earn out accounts. Net costs are defined as the value of the costs of any specific project (including for the avoidance of doubt any depreciation incurred on any capital expenditure relating to that project) after deducting any incremental turnover achieved as a direct result of that project.
3.13 Monetary assets and liabilities denominated in foreign currencies are translated into sterling at the rates of exchange ruling at the balance sheet date. Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. All differences are taken to the profit and loss account.
3.14 50% of certain expenses totalling (pound)62,000 incurred during the period from 29 November 1999 to completion shall be added back in the earn out accounts for the year ending 3 December 2000. The figure added back will be (pound)31,000. Details of these are set out overleaf:


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       Salaries                              44 (Breakdown: WAT 31, DT 9, RT 4)
       BUPA                                   1
       Pension                                5
       Accounting charge                      8
       Amortisation                           4
                                         ------------
                                             62
                                         ------------

       50% of above costs                    31
                                         -----------


3.15 The costs associated with the financial assistance provided on or around the date of this Agreement shall if deducted be added back.

4.     FIXED ASSETS

4.1 No amortisation of goodwill arising in the books of the purchaser on the purchase of Nightingale shall be suffered by Nightingale. In addition there will be no amortisation of any other intangible asset that might be included in the earn out accounts.
4.2 The cost of tangible fixed assets is their purchase cost, together with any incidental costs of acquisition.

       Depreciation is calculated so as to write off the cost, or valuation, of fixed assets net of residual value on a straight line basis over the expected useful economic lives of the assets concerned. The principal annual rates used for this purpose are:
       Freehold land                      Not depreciated
       Freehold buildings                 4%
       Short leasehold property           Over term of lease
       Computers                          25%
       Office equipment                   25%
       Motor vehicles                     25%
       Fixtures and fittings              20%

5.     CURRENT ASSETS

5.1 All debtors aged greater than 120 days in the Nightingale business at the year end to be provided for in the earn out accounts.


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6.     LIABILITIES

6.1 Amounts received from customers for services not yet given at the end of each earn out accounting period, shall be treated as a liability and included in deferred income. For clarification such amounts will not be recognised as income or turnover.
6.2 Full provision shall be made for NIC, PAYE & VAT, including any interest and penalties, as at the end of each earn out accounting period.
6.3 Provision for dilapidation and maintenance costs shall be provided for in the earn out accounts as billed.


This Agreement has been signed on the date first stated on page 1 above.

By Wayne Palladino as attorney for           )
Transworld Healthcare (UK) Limited           )
In the presence of:-                         )    Wayne Palladino
Christine Allen

Signed by Wendy-Anne Thompson                )
In the presence of:-                         )    Wendy-Anne Thompson
Tony Edwards

Signed by Belinda Burgess                    )
In the presence of:-                         )   Belinda Burgess
Tony Edwards

Signed by Richard Thompson                   )
acting through his duly authorised           )
attorney Wendy-Anne Thompson                 )
In the presence of:-                         )   Wendy-Anne Thompson
Tony Edwards
Signed by David Thompson                     )
acting through his duly authorised           )
attorney Wendy-Anne Thompson                 )
In the presence of:-                         )   Wendy-Anne Thompson
Tony Edwards



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Signed by W-A Thompson and                   )
DT Thompson as trustees for                  )
the Wendy Thompson                           )
1998 Settlement acting through their         )
Duly authorised attorney                     )   Belinda Burgess
Belinda Burgess                              )
In the presence of:-                         )   Wendy-Anne Thompson
Tony Edwards

Signed by W-A Thompson                       )
and DT Thompson                              )
As trustees for the Doctor                   )
DT Thompson Bare Trust for Olivia            )
Burgess acting through their                 )
Duly authorised attorney                     )   Belinda Burgess
Belinda Burgess                              )
In the presence of:-                         )   Wendy-Anne Thompson
Tony Edwards




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